UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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April 4, 2024

Tracy D. Graham Chairman, Lippert Board of Directors

Dear Fellow Stockholders:

You are cordially invited to join us for our 2024 Annual Meeting of Stockholders, which will be held in a virtual format only on May 16, 2024, at 9:00 A.M. ET.

The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the annual meeting. Members of our Board of Directors and executive officer team plan to be present at the meeting and available to answer questions regarding the Company.

Your vote is very important. Whether or not you expect to attend the meeting, we encourage you to submit your proxy through the Internet or by mail. This will ensure that your shares are represented at the meeting. Even if you submit a proxy, you may revoke it at any time before it is voted. If you attend the meeting and wish to vote via the online platform, you will be able to do so even if you have previously submitted a proxy through the Internet or by mail.

We appreciate your continued support of our Company.

Sincerely,

TRACY D. GRAHAM

Chairman of the Board

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES	3

LCI INDUSTRIES

3501 County Road 6 East

Elkhart, Indiana 46514

Notice of Annual Meeting of Stockholders to be held May 16, 2024

NOTICE IS HEREBY GIVEN to the holders of common stock of LCI Industries that the Annual Meeting of Stockholders of LCI Industries (the “Company”) will be held in a virtual format only on May 16, 2024, at 9:00 A.M. ET, for the following purposes:

(1)	To elect ten Directors to serve until the next Annual Meeting of Stockholders, each as recommended by the Board of Directors;
(2)	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers as described in the accompanying Proxy Statement;
(3)	To ratify the appointment of KPMG LLP as independent auditor for the Company for the year ending December 31, 2024;
(4)	To approve an amendment to the Company’s Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law; and
(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed March 22, 2024, as the record date for the meeting, and only holders of record of the Company’s common stock at the close of business on that date will be entitled to vote on all matters to be considered at the meeting or any adjournment or postponement thereof.

A list of all stockholders entitled to vote at the meeting will be available for inspection at the Company’s office for ten days prior to the meeting.

By Order of the Board of Directors,

ANDREW J. NAMENYE
Executive Vice President, Chief Legal Officer, and Corporate Secretary

Dated: April 4, 2024

Elkhart, IN

NOTICE TO HOLDERS OF COMMON STOCK

YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES THROUGH THE INTERNET OR, IF YOU RECEIVED A PRINTED COPY OF THE PROXY CARD BY MAIL, BY SIGNING, DATING, AND MAILING THE PROXY CARD IN THE ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2024.

THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT, AND OUR 2023 ANNUAL REPORT TO STOCKHOLDERS, INCLUDING OUR 2023 ANNUAL REPORT ON FORM 10-K, ARE AVAILABLE AT HTTP://WWW.PROXYVOTE.COM.

4	NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

TABLE OF CONTENTS

6	PROXY STATEMENT SUMMARY

9	ENVIRONMENTAL AND SOCIAL

12	PROXY STATEMENT

12	General Information

13	VOTING SECURITIES

13	Vote Required on Proposals

14	Recommendations of the Board of Directors

14	Principal Holders of Voting Securities

15	Security Ownership of Certain Beneficial Owners and Management

16	Delinquent Section 16(a) Reports

17	PROPOSAL 1. ELECTION OF DIRECTORS

17	Director Qualifications and Selection Process

19	Director Skills and Experiences

20	Our Director Nominees

24	CORPORATE GOVERNANCE AND RELATED MATTERS

24	Statement Regarding Corporate Governance

24	Board of Directors and Director Independence

24	Leadership Structure

25	Executive Sessions

25	Board Committees

28	Compensation-Related Risk

28	Compensation Recovery Policy

29	Director Stock Ownership Requirements

29	Team Members and Directors Guidelines for Business Conduct

29	Management and Board Succession

29	Contacting the Board of Directors

29	Prohibition on Hedging by Directors and Team Members

30	DIRECTOR COMPENSATION

31	Discussion of Director Compensation

32	EXECUTIVE COMPENSATION
32	A Message from our Compensation and Human Capital Committee

33	Business Performance Highlights

33	Compensation Discussion and Analysis

48	Report of the Compensation and Human Capital Committee

49	Summary Compensation Table

52	Grants of Plan-Based Awards Table

54	Outstanding Equity Awards at Fiscal Year-End

55	Option Exercises and Stock Vested

55	Non-Qualified Deferred Compensation

56	Potential Payments on Termination or Change-In-Control

60	EQUITY COMPENSATION PLAN INFORMATION

61	CEO PAY RATIO

62	PAY VERSUS PERFORMANCE

65	TRANSACTIONS WITH RELATED PERSONS

65	Approval of Certain Related Person Transactions

65	Compensation and Human Capital Committee Interlocks and Insider Participation

66	PROPOSAL 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

67	PROPOSAL 3. RATIFICATION OF APPOINTMENT OF AUDITORS

67	Fees for Independent Auditors

68	REPORT OF THE AUDIT COMMITTEE

70	PROPOSAL 4. AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

72	TRANSACTION OF OTHER BUSINESS

72	STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

73	APPENDIX A

74	APPENDIX B

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements included in this Proxy Statement regarding future performance and results, expectations, plans, strategies, priorities, commitments, and other statements that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Readers of this Proxy Statement are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES	5

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider, and you should read the entire Proxy Statement and our 2023 Annual Report carefully before voting.

2024 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 16, 2024, at 9:00 A.M. ET
Place:	www.virtualshareholdermeeting.com/LCII2024
Record Date:	March 22, 2024

VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matter		Board Recommendation	Page Number with More Information
Proposal 1:	Election of ten Directors	FOR each nominee	17
Proposal 2:	Advisory vote to approve the compensation of the Company’s named executive officers	FOR	66
Proposal 3:	To ratify the appointment of KPMG LLP as independent auditor for the Company for the year ending December 31, 2024	FOR	67
Proposal 4:	Approval of an amendment to the Company’s Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law	FOR	70

DIRECTOR NOMINEES

Nominee	Age	Director Since	Principal Occupation	Independent	Other Public Boards	Committee Memberships				
						A	CHC	CGNS	R	SACD
Tracy D. Graham*	50	2016	Chief Executive Officer and Chief Investment Officer of Graham-Allen Partners	●	1	●		●		
Brendan J. Deely	58	2011	Chief Executive Officer and President of EFC International	●	0			●	●	Chair
James F. Gero	79	1992	Private Investor	●	1		●	●		
Virginia L. Henkels	55	2017	Former Chief Financial Officer and Secretary of Empowerment & Inclusion Capital I Corp.	●	1	Chair	●		●	
Jason D. Lippert	51	2007	President and Chief Executive Officer of the Company		1					
Stephanie K. Mains	56	2021	Chief Executive Officer of LSC Communications MCL, LLC	●	2	●	●			
Linda K. Myers	60	2022	Former partner at Kirkland & Ellis LLP	●	1			Chair	●	●
Kieran M. O'Sullivan	62	2015	President, Chief Executive Officer, and Chairman of the Board of CTS Corporation	●	1	●		●	Chair	
David A. Reed	76	2003	President of a privately-held family investment management company	●	0				●	●
John A. Sirpilla	57	2019	Founder and Chief Executive Officer of Encourage LLC	●	0		Chair		●	●

A - *Audit*
CHC - *Compensation and Human Capital*
CGNS - *Corporate Governance, Nominating, and Sustainability*
R - *Risk*
SACD - *Strategy, Acquisition, and Capital Deployment*
***** - *Chairman of the Board*

For more information, visit page 20

6	NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

BUSINESS OVERVIEW

MARKETS SERVED

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES	7

CORPORATE GOVERNANCE HIGHLIGHTS

✓	9 of 10 Director Nominees are Independent
✓	Independent Chairman of the Board
✓	Annual Election of All Directors
✓	Directors Elected by Majority Vote in Uncontested Director Elections
✓	Annual Board and Committee Evaluations
✓	Extensive Board Oversight of Risk Management, Including Separate Risk Committee
✓	Non-Employee Directors Regularly Meet Without Management Present

✓	Single Class Voting Structure (One Share, One Vote)
✓	Guidelines for Business Conduct Applicable to All Team Members and Directors
✓	Code of Ethics for Senior Financial Officers
✓	No Supermajority Voting Requirements
✓	No Shareholder Rights Plan (Poison Pill)
✓	Board Oversight of Environmental, Sustainability, and Social Matters

2023 COMPENSATION

SUMMARY COMPENSATION TABLE

Name Principal Position	Year	Salary		Stock Awards		Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Jason D. Lippert President and Chief Executive Officer	2023 2022 2021	$ $ $	1,155,000 1,100,000 1,085,620	$ $ $	7,169,980 6,522,567 5,245,239	$ $ $	– 2,640,000 4,500,000	$ $ $	317,863 271,108 162,891	$ $ $	8,642,843 10,533,675 10,993,750
Lillian D. Etzkorn Executive Vice President and Chief Financial Officer	2023		$364,580		$771,725		$–		$259,261		$1,395,566
Ryan R. Smith Group President - North America	2023 2022 2021	$ $ $	925,000 800,000 750,000	$ $ $	3,583,161 2,451,043 1,225,688	$ $ $	– 2,800,000 4,375,000	$ $ $	163,884 125,288 78,504	$ $ $	4,672,045 6,176,331 6,429,192
Jamie M. Schnur Group President - Aftermarket	2023 2022 2021	$ $ $	730,000 620,000 600,000	$ $ $	2,392,737 1,838,252 1,333,487	$ $ $	– 1,193,500 2,100,000	$ $ $	123,448 105,074 67,737	$ $ $	3,246,185 3,756,826 4,101,224
Andrew J. Namenye Executive Vice President, Chief Legal Officer, and Corporate Secretary	2023 2022 2021	$ $ $	500,000 500,000 445,578	$ $ $	1,191,910 1,186,032 710,954	$ $ $	– 708,750 743,750	$ $ $	82,165 81,027 51,525	$ $ $	1,774,075 2,475,809 1,951,807
Brian M. Hall Former Executive Vice President and Chief Financial Officer	2023 2022 2021	$ $ $	303,883 525,000 500,000	$ $ $	– 1,245,358 1,078,559	$ $ $	– 826,875 1,050,000	$ $ $	26,210 76,302 60,588	$ $ $	330,093 2,673,535 2,689,147

For more information, visit page 49.

EXECUTIVE COMPENSATION HIGHLIGHTS

✓	Pay for performance
✓	Establish challenging performance goals in incentive plans
✓	Maintain robust stock ownership guidelines for named executive officers and Directors
✓	Require termination of employment in addition to a change in control for accelerated equity vesting (double trigger)
✓	Require non-competition agreement for receipt of equity awards
✓	Subject executives’ incentive-based compensation to clawback
✓	Limit executive perquisites
✓	Do not provide excise tax gross-ups

8	NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

ENVIRONMENTAL & SOCIAL

The Company released its latest Corporate Social Responsibility (CSR) Report in May 2023. We plan to publish our next CSR Report in the second quarter of 2024, which will, for the first time, align with the Task Force on Climate-related Financial Disclosures (TCFD) framework. The Company continues to report in line with the Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) frameworks for sustainability disclosures. Our CSR Reports elaborate on the Company’s commitments, such as reducing its environmental footprint, updating policies, and enhancing procedures and standards relating to team members’ health and safety. The CSR Reports are available on the Company’s website at www.lci1.com/sustainability.

ENVIRONMENTAL

The Company’s approach to sustainability is guided by our passion to protect and invest in the communities that we call home. We integrate sustainability into our everyday actions by conscious resource selection and process improvements that aim to lessen our environmental footprint and promote efficiency. Our teams embrace lean initiatives, and we consistently invest in comprehensive training, advanced machinery, and eco-friendly energy alternatives to provide safer processes, cost savings, and a healthier environment.

OUR CORE VALUES

Our core values define us. Our Company’s culture and shared values drive our attitudes, behaviors, and actions, every day, at every facility. The Company’s Leadership Development Team brings the Company’s core values to life through transformative company culture initiatives and numerous learning opportunities for our team members.

SOCIAL RESPONSIBILITY

People are our priority, and community is our core. We strive to make lives better through meaningful relationships with our co-workers, our customers, and our communities. The Company’s team members feel a deeper sense of purpose at work, and we continue to build a better work environment by aligning our cultural and business strategies with the needs of our many team members. One way we measure success is by how we touch the lives of people inside and outside of our walls. Our team members drive our social impact	philosophy with their passionate hearts and minds. Since 2017, our team members have collectively spent more than 868,000 hours volunteering at over 2,000 non-profit organizations, supporting charitable fundraising events, and caring for our fellow team members in need. Through monetary donations, product donations, and company-wide fundraising events, the Company gave back over $1,115,000 in 2023 to support the needs of our communities.

2023 SOCIAL IMPACT

10	NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

LCI INDUSTRIES

3501 County Road 6 East

Elkhart, Indiana 46514

PROXY STATEMENT - 2024 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors of LCI Industries, a Delaware corporation (the “Company,” “we,” “us,” or “our”), is soliciting proxies for use at the Annual Meeting of Stockholders to be held in a virtual format on May 16, 2024, at 9:00 A.M. ET, or any adjournment or postponement thereof, at which holders of record of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 22, 2024 (the “Record Date”), shall be entitled to vote on all matters considered at the meeting. You may access the Annual Meeting of Stockholders via the Internet through www.virtualshareholdermeeting.com/LCII2024.

The Company’s stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which was or will be sent to stockholders on or about April 4, 2024, containing information on the availability of the proxy materials on the Internet. Stockholders will not receive a printed copy of the proxy materials unless previously requested or requested in the manner described in the Notice. The Notice explains how to access and review this Proxy Statement and our 2023 Annual Report to Stockholders, and how you may vote by proxy.

All valid proxies received by the Company (whether by mail or via the Internet) in time for the Annual Meeting will be voted in the manner indicated on the proxies and, if no voting instructions are indicated, “FOR” the Directors named in Proposal 1 and “FOR” Proposals 2, 3, and 4. If specific instructions are indicated, the proxies will be voted in accordance with such instructions. Each proxy may be revoked at any time after it is submitted, except as to matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. A proxy may be revoked by giving written notice of revocation to the Secretary of the Company, by giving a proxy with a later date, or by attending the Annual Meeting and voting virtually. Attendance at the Annual Meeting alone will not revoke a proxy.

If you are the record holder of your shares (that is, you hold shares of the Company’s Common Stock in your own name and not through your broker or another nominee), you may choose to submit your proxy via the Internet. The website to submit your proxy via the Internet is www.proxyvote.com. You may submit your proxy via the Internet 24 hours a day until 11:59 P.M. ET on May 15, 2024. You will be able to confirm that your instructions have been properly recorded. If your shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Submitting your proxy via the Internet will also be available to stockholders owning shares held in “street name.” If you submit your proxy via the Internet, you do not need to return a proxy card.

The cost of solicitation by the Company, including postage, printing, and handling, and the expenses incurred by brokerage firms, custodians, nominees, and fiduciaries in forwarding proxy materials to beneficial owners, will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, emails, and personal solicitation. Management may also use the services of Directors and team members of the Company to solicit proxies, without additional compensation.

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS), IS PART OF THE ANNUAL REPORT TO STOCKHOLDERS THAT ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE UPON REQUEST TO THE COMPANY AT 3501 COUNTY ROAD 6 EAST, ELKHART, INDIANA 46514, TELEPHONE (574) 535-1125, E-MAIL LCII@LCI1.COM. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH LINKS ON THE COMPANY’S WEBSITE AT HTTPS://INVESTORS.LCI1.COM AND AT WWW.PROXYVOTE.COM.

12	NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

VOTING SECURITIES

The Company’s Common Stock trades on the New York Stock Exchange (“NYSE”) under the symbol “LCII.”

Stockholders of record will be entitled to one vote on each matter for each share of Common Stock held on the Record Date. At the close of business on the Record Date, there were 25,448,136 shares of our Common Stock outstanding and eligible to vote at the Annual Meeting. A majority in voting power of the outstanding shares of Common Stock entitled to vote at the meeting must be present or represented by proxy at the meeting in order to have a quorum for the transaction of business. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum.

“Broker non-votes” means shares held of record by a broker for which the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. Proposals 1, 2, and 4 fall within this category. Accordingly, if you hold your shares in “street name” and wish your shares to be voted on Proposals 1, 2, and 4, you must give your broker voting instructions. Proposal 3 is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you.

If the persons present or represented by proxy at the meeting constitute the holders of less than a majority in voting power of the outstanding shares of Common Stock as of the Record Date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and, if applicable, broker non-votes.

VOTE REQUIRED ON PROPOSALS

The votes required to approve each of the proposals, and the impact of abstentions and broker non-votes, if any, on each of the proposals, are as follows:

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
Proposal 1:	Election of Directors	A nominee must receive a majority of the votes cast with respect to his or her election, which means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee.	Abstentions and broker non-votes will not affect the outcome of this proposal.
Proposal 2:	Advisory vote on executive compensation	Approval by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock that are present virtually or by proxy at the meeting and entitled to vote thereon.	Abstentions will have the same effect as votes cast against this proposal. Broker non-votes will not affect the outcome of this proposal.
Proposal 3:	Ratification of appointment of independent auditor	Approval by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock that are present virtually or by proxy at the meeting and entitled to vote thereon.	Abstentions will have the same effect as votes cast against this proposal. Broker non-votes will not affect the outcome of this proposal.
Proposal 4:	Approval of an amendment to the Company’s Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law	Approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.	Abstentions and broker non-votes will have the same effect as votes cast against this proposal.

We are not currently aware of any other business to be acted upon at the Annual Meeting. If, however, other matters are properly brought before the meeting, or any adjournment or postponement of the meeting, your proxy includes a grant of discretionary authority to the individuals appointed to vote your Common Stock or act on those matters according to their best judgment, including to adjourn the Annual Meeting.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES	13

PRINCIPAL HOLDERS OF VOTING SECURITIES

Set forth below is information with respect to each person known to the Company on March 15, 2024, to be the beneficial owner of more than five percent of any class of the Company’s voting securities. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them.

Name Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Approximate Percent of Class(1)
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	4,096,659	16.1%
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	2,785,212	10.9%
Kayne Anderson Rudnick Investment Management, LLC(4) 2000 Avenue of the Stars, Suite 1110 Los Angeles, CA 90067	2,324,010	9.1%
FMR, LLC(5) 245 Summer Street Boston, MA 02210	2,110,284	8.3%

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the “SEC”) and includes general voting power and/or investment power with respect to securities. The approximate percent of class is determined based on the number of outstanding shares of the Company’s Common Stock on March 15, 2024.

(2)	Based on information reported to the SEC in an amended Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 22, 2024, reflecting beneficial ownership as of December 31, 2023. BlackRock had sole voting power over 4,041,248 shares and sole dispositive power over 4,096,659 shares.

(3)	Based on information reported to the SEC in an amended Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 13, 2024, reflecting beneficial ownership as of December 29, 2023. Vanguard had sole dispositive power over 2,730,290 shares, shared voting power over 27,694 shares, and shared dispositive power over 54,922 shares.

(4)	Based on information reported to the SEC in an amended Schedule 13G filed by Kayne Anderson Rudnick Investment Management, LLC (“Kayne”) on February 13, 2024, reflecting beneficial ownership as of December 31, 2023. Kayne had sole voting power over 1,744,799 shares, shared voting and dispositive power over 369,320 shares, and sole dispositive power over 1,954,690 shares.

(5)	Based on information reported to the SEC in a Schedule 13G filed by FMR LLC (“FMR”) and Abigail P. Johnson on February 9, 2024, reflecting beneficial ownership as of December 29, 2023. FMR had sole voting power over 2,108,788 shares and sole dispositive power over 2,110,284 shares, and Ms. Johnson had sole dispositive power over 2,110,284 shares.

14	NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information with respect to beneficial ownership on March 15, 2024, of the Company’s voting securities by each Director, each of whom is a nominee for election, by each of our executive officers named in the Summary Compensation Table herein, and by all current Directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them, and their address is c/o LCI Industries, 3501 County Road 6 East, Elkhart, Indiana 46514.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Approximate Percent of Class(1)
Brendan J. Deely	12,973(2)	*
James F. Gero	318,060(3)	1.2%
Tracy D. Graham	14,240(2)	*
Virginia L. Henkels	12,899(4)	*
Jason D. Lippert	383,145(5)	1.5%
Stephanie K. Mains	4,067(6)	*
Linda K. Myers	2,080(7)	*
Kieran M. O’Sullivan	21,535(2)	*
David A. Reed	18,944(8)	*
John A. Sirpilla	7,107(2)	*
Lillian D. Etzkorn	1,028(5)	*
Andrew J. Namenye	23,355(5)	*
Jamie M. Schnur	35,711(5)	*
Ryan R. Smith	24,011(5)	*
Brian M. Hall	34,894(5)	*
All current Directors and executive officers as a group (14 persons)	879,155	3.5%

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	Beneficial ownership is determined in accordance with rules of the SEC and includes general voting power and/or investment power with respect to securities. Shares of Common Stock subject to deferred stock units (“DSUs”), restricted stock units (“RSUs”), and performance stock units (“PSUs”) that vest within 60 days of March 15, 2024, are deemed to be outstanding for the purpose of computing the amount of beneficial ownership and percentage ownership of the person holding such equity units but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Includes 1,344 RSUs, which represents RSUs granted in May 2023, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 15, 2024.

(3)	Includes 1,344 RSUs, which represents RSUs granted in May 2023, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 15, 2024. Excludes 8,470 DSUs, plus dividend equivalents thereon, not issuable within 60 days.

(4)	Includes 1,344 RSUs, which represents RSUs granted in May 2023, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 15, 2024. Excludes 5,409 DSUs, plus dividend equivalents thereon, not issuable within 60 days.

(5)	Excludes the following respective equity units that are not issuable within 60 days:

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES	15

	RSUs	PSUs
Jason D. Lippert	41,375	114,251
Lillian D. Etzkorn	5,782	9,506
Ryan R. Smith	20,971	48,216
Jamie M. Schnur	13,196	36,452
Andrew J. Namenye	7,736	18,885
Brian M. Hall	—	6,696

(6)	Includes 1,344 RSUs, which represents RSUs granted in May 2023, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 15, 2024. Excludes 979 DSUs, plus dividend equivalents thereon, not issuable within 60 days.

(7)	Includes 1,344 RSUs, which represents RSUs granted in May 2023, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 15, 2024. Excludes 1,065 DSUs, plus dividend equivalents thereon, not issuable within 60 days.

(8)	Includes 1,344 RSUs, which represents RSUs granted in May 2023, plus dividend equivalents thereon, that are scheduled to vest within 60 days of March 15, 2024. Excludes 266 DSUs, plus dividend equivalents thereon, not issuable within 60 days.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and Directors, and persons who beneficially own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC.

Based on its review of the copies of such forms and representations from its Directors and executive officers, the Company believes that during 2023, all such filing requirements were satisfied.

Locations as of 12/31/23

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Proposal 1. ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the direction of our Board of Directors. The Company’s Restated Certificate of Incorporation currently provides that the number of directors shall consist of not less than three nor more than twelve persons. Our bylaws provide that the number of directors, not less than three nor more than twelve persons, shall be determined from time to time by resolution of the Board. The Board of Directors currently consists of ten Directors. As discussed further below, it is proposed that, at the 2024 Annual Meeting, the stockholders elect a Board of ten Directors to serve for a term of one year or until their successors are elected and qualify. Proxies cannot be voted for a greater number of persons than ten, which is the number of nominees named in this Proxy Statement.

The Company’s bylaws require directors to be elected under a majority voting standard in uncontested elections. In any contested election, directors will be elected by a plurality vote. In an uncontested election, which the election of Directors at the 2024 Annual Meeting will be, each of the nominees, as an incumbent Director, was required to submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in his or her election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event a nominee in an uncontested election fails to receive a majority of the votes cast, the Corporate Governance, Nominating, and Sustainability Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Corporate Governance, Nominating, and Sustainability Committee, in making its recommendation, and the Board of Directors, in making its decision, each may consider any factors and other information that they consider appropriate and relevant. If the Board of Directors accepts a Director’s resignation pursuant to this process, the Board of Directors may fill the resulting vacancy.

DIRECTOR QUALIFICATIONS AND SELECTION PROCESS

The Corporate Governance, Nominating, and Sustainability Committee of the Board leads the search for individuals qualified to become Directors and selects nominees to be presented for stockholder approval at each Annual Meeting. The Committee considers candidates for Board membership suggested by members of the Committee and Directors, as well as by Management and stockholders. In this regard, the Corporate Governance, Nominating, and Sustainability Committee considers the composition of the Board with respect to experience, balance of professional interests, required expertise, and other factors. In addition, the Committee will endeavor to include candidates who reflect diverse backgrounds, including diversity of race, ethnicity, and gender, when assembling an initial pool of qualified candidates from which to fill Board vacancies. The objective of the Committee will be to identify and recommend the most capable candidates who have experience in the areas of expertise needed at that time and meet the criteria for nomination.

The Corporate Governance, Nominating, and Sustainability Committee uses the same criteria for evaluating candidates suggested by stockholders as it does for those proposed by Directors or Management. To be considered for membership on the Board, a candidate must meet the following criteria, which are also set forth in the Company’s Governance Principles: (a) should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the stockholders; (b) should have an inquisitive and objective perspective, practical wisdom, and mature judgment; (c) must be willing to devote sufficient time to carry out his or her duties and responsibilities effectively; (d) should be committed to serving on the Board for an extended period of time; (e) should be prepared to resign in the event of any significant change in his or her personal circumstances which may impair his or her ability to effectively serve on the Board; (f) Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s Board; and (g) Directors who are not CEOs or equivalent should not serve on more than four boards of public companies in addition to the Company’s Board.

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The Corporate Governance, Nominating, and Sustainability Committee seeks candidates who have demonstrated exceptional ability and judgment and who can, in conjunction with other Directors, most effectively serve the long-term interests of our stockholders. The particular experience, qualifications, and skills of each nominee described on pages 19 through 23 of this Proxy Statement reflect that our Board, taken as a whole, provides a broad diversity of knowledge of our Company and industry, expertise in finance and investment, experience with technology-based and growth-oriented companies and global markets, competence in accounting and financial reporting, and leadership in business and with socially responsible organizations.

The Corporate Governance, Nominating, and Sustainability Committee recommended to the Board each of the nominees for election as Directors as set forth herein. No candidates for Director nominees were submitted to the Committee by any stockholder in connection with the 2024 Annual Meeting.

Stockholders may propose candidates for director for consideration by the Corporate Governance, Nominating, and Sustainability Committee by submitting the names of such candidates and supporting information to:

Corporate Secretary

LCI Industries

52567 Independence Ct.

Elkhart, Indiana 46514

The candidate must meet the qualifications for Directors described above and in the Company’s Governance Principles.

In addition, any stockholder who wishes to nominate a director candidate at an annual meeting may do so by following the procedures and providing the information set forth under “Stockholder Proposals for the 2025 Annual Meeting” and in Section 1.13 of the Company’s bylaws.

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DIRECTOR SKILLS AND EXPERIENCES

The following matrix highlights our Director nominees’ primary skills and experiences. This matrix is intended as a high-level summary and not an exhaustive list of each Director’s skills or contributions to the Board.

Skills and Experiences	TRACY D. GRAHAM	BRENDAN J. DEELY	JAMES F. GERO	VIRGINIA L. HENKELS	JASON D. LIPPERT	STEPHANIE K. MAINS	LINDA K. MYERS	KIERAN M. O'SULLIVAN	DAVID A. REED	JOHN A. SIRPILLA
Accounting				●					●	●
Audit				●		●	●		●	
Business Operations	●	●	●	●	●	●		●	●	●
Certified Public Accountant (CPA)				●					●	
Chief Executive Officer (CEO)	●	●	●		●	●		●		●
Chief Financial Officer (CFO)				●		●				
Chief Operating Officer (COO)	●		●							●
Corporate Governance	●	●	●	●			●	●	●	●
Dealer or Distributor								●		●
Environmental / Social Responsibility							●	●		
Financial Expertise	●		●	●		●	●	●	●	
Financial Literacy	●	●	●	●		●	●	●	●	●
Government, Public Policy, or Taxation									●	
Insurance	●			●						●
International				●	●	●	●	●	●	
Legal							●			
Logistics				●		●				●
Marketing		●		●					●	●
Mergers and Acquisitions	●	●	●	●	●	●	●	●	●	●
Operations or Manufacturing Experience		●	●	●	●	●		●		●
Procurement or Supply Chain Management		●		●				●		●
Real Estate							●		●	●
Recent Public Company Board Membership	●		●	●	●	●	●	●	●	
Regulatory							●			
Risk Management	●	●		●			●	●	●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●
Technology or Cybersecurity	●							●	●

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OUR DIRECTOR NOMINEES

Following the recommendation of the Corporate Governance, Nominating, and Sustainability Committee, the Board of Directors has nominated the ten persons named below for election to the Board of Directors at the Annual Meeting. Each of the nominees was elected to his or her present term of office at the Annual Meeting of Stockholders held on May 18, 2023.

Tracy D. Graham

Mr. Graham, 50, Chairman of the Board of Directors, has been a member of our Board of Directors since 2016. Mr. Graham is Chief Executive Officer and Chief Investment Officer of Graham-Allen Partners, a private equity firm focused on acquiring and growing technology and technology-enabled companies. Prior to forming Graham-Allen Partners in 2009, he served as Vice President of SMB Technology Services for Cincinnati Bell, one of the nation’s leading regionally focused local exchange, wireless, and data center providers. Mr. Graham also successfully built and sold three technology companies over a 12-year period, including GramTel USA, Inc., a provider of managed data center and related services to mid-sized businesses, which was sold to Cincinnati Bell. Mr. Graham is a director of 1st Source Corporation, a publicly owned bank holding company headquartered in South Bend, Indiana. He also serves on the board of directors of The Horton Group, a national insurance, employee benefits, and risk advisory firm. He is also a member of the Board of Trustees at the University of Notre Dame, his alma mater.

Mr. Graham has over 26 years of executive and leadership experience with technology-based and growth-oriented companies, as well as a multifaceted understanding of the data technology and cybersecurity issues facing businesses today.

Committees: Audit; Corporate Governance, Nominating, and Sustainability

Brendan J. Deely

Mr. Deely, 58, has been a member of our Board of Directors since 2011. Mr. Deely is Chief Executive Officer and President of EFC International, a premier global solutions provider of specialty engineered fasteners and components. From 2018 until 2023, Mr. Deely was the President and Chief Executive Officer of Banner Solutions, a leading wholesaler of commercial, residential, and electronic access control door hardware and security products. From 2016 to March 2018, he was an independent director and then President and Chief Executive Officer of A.H. Harris Construction Supplies, a leading distributor of construction supplies and equipment. From 2004 until December 2014, Mr. Deely was President and Chief Executive Officer of L&W Supply Corporation, a subsidiary of USG Corporation, and from 2008 until November 2014, he was Senior Vice President of USG Corporation, a publicly owned manufacturer and distributor of high-performance building systems. For more than five years prior thereto, Mr. Deely held various executive positions with USG Corporation and its subsidiaries. He is a current Board member of Dayton Superior Corporation, a leading single-source provider of concrete accessories, chemicals, and forming products for the non-residential construction industry.

Mr. Deely has extensive experience with respect to corporate management, operations, supply chain, and compensation matters, and extensive experience with socially responsible organizations.

Committees: Corporate Governance, Nominating, and Sustainability; Risk; Strategy, Acquisition, and Capital Deployment (chair)

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James F. Gero

Mr. Gero, 79, has been a member of our Board of Directors since 1992. Mr. Gero is a private investor and served as Chairman of the Board of Orthofix International, N.V., a publicly owned international supplier of orthopedic devices for bone fixation and stimulation, from 2004 to December 2013. Mr. Gero also serves as a director of Intrusion, Inc., a publicly owned supplier of security software.

Mr. Gero has extensive experience with respect to corporate management and leadership, strategic planning, and compensation matters, and has public company board experience.

Committees: Compensation and Human Capital; Corporate Governance, Nominating, and Sustainability

Virginia L. Henkels

Ms. Henkels, 55, has been a member of our Board of Directors since 2017. Ms. Henkels most recently was Chief Financial Officer and Secretary of Empowerment & Inclusion Capital I Corp., a mission-based special purpose acquisition company (SPAC) focused on promoting equity and inclusion until February 2023. From 2008 to 2017, Ms. Henkels served as Executive Vice President, Chief Financial Officer, and Treasurer of Swift Transportation Company, a then publicly traded transportation services company, where she led numerous capital market transactions, including its 2010 initial public offering. She also held various finance and accounting leadership positions with increasing responsibilities since 2004 at Swift Transportation and from 1990 to 2002 at Honeywell International, Inc., a global diversified technology and manufacturing company. Ms. Henkels is currently a member of the National Association of Corporate Directors and the Women’s Corporate Director organizations. Ms. Henkels also serves on the board of directors of Viad Corp., a publicly traded full-service live events and travel experience company, and Isaac Instruments, a privately-held solutions provider of transportation technology to simplify trucking. Previously, Ms. Henkels served on the board of directors of Echo Global Logistics, Inc., a provider of technology-enabled transportation and supply chain management solutions from 2018 until it was acquired by The Jordan Companies in November 2021.

Formerly a CPA, Ms. Henkels has extensive experience with finance, accounting, capital markets, and investor relations, as well as experience in strategy development, risk management, mergers and acquisitions, audit, corporate culture, and corporate governance.

Committees: Audit (chair); Compensation and Human Capital; Risk

Jason D. Lippert

Mr. Lippert, 51, has been a member of our Board of Directors since 2007. Mr. Lippert became Chief Executive Officer of the Company in May 2013, was also appointed President of the Company in May 2019, and has been Chief Executive Officer of Lippert Components since February 2003. Mr. Lippert has over 29 years of experience with the Company and its subsidiaries, and he has served in a wide range of leadership positions. Since November 1, 2021, Mr. Lippert also serves on the board of directors of Quanex Building Products Corporation, a publicly traded manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.

Mr. Lippert has particular knowledge of the industries and customers to which we sell our products, as well as extensive experience with strategic planning, acquisitions, marketing, manufacturing, and the sale of our products.

Stephanie K. Mains

Ms. Mains, 56, has been a member of our Board of Directors since 2021. Ms. Mains has served as Chief Executive Officer of LSC Communications MCL, LLC, a portfolio company of Atlas Holdings, since April 2021. Ms. Mains has over 30 years of experience across diverse industry segments, including aviation, energy, and transportation, and in the last 15 years, building and expanding global service businesses serving industrial, oil and gas, utility, distributed power, and electrification spaces. Prior to her current role, she held the interim Chief Executive Officer role for GE Power Conversion, a $1B advanced electrification and digital solutions business, leading the business to a profitable turnaround through COVID-19 in 2020. From 2015-2019, she served as the President and Chief Executive Officer of Industrial Solutions, a GE and later ABB company. She led Industrial Solutions, a $2.7B GE business delivering technologies that distribute, protect, and control electricity, through a transformation and divestiture to ABB. From 2013-2015, Ms. Mains served as President and Chief Executive Officer of GE Distributed Power Global Services, where she integrated and grew a $2.2B global business platform, servicing technologies that provide at the point of use power to the oil and gas, utilities, mining, and industrial segments. From 2006 until 2013, she held positions of increasing responsibility in GE Energy from General Manager to Vice President. During this time, she led the global build-out and transformation of a $4B service operation providing power equipment and services to utility and oil and gas customers. Prior to joining GE Energy, she spent 16 years across multiple GE businesses in financial and leadership positions, including Chief Financial Officer of GE Aviation Services-Contractual Services and Material Solutions, a $4B aviation material services business. Ms. Mains also serves on the board of directors of Diamondback Energy, Inc., an independent oil and natural gas company; Gates Industrial Corporation plc, a global manufacturer of innovative, highly engineered power transmission and fluid power solutions; and Stryten Manufacturing, a manufacturer of premium battery solutions, which is a private portfolio company of Atlas Holdings.

Ms. Mains has extensive experience building and leading global businesses across multiple industrial and services segments. She has expertise in strategy and portfolio development, financial management, acquisitions and integrations, digital transformation, global expansion, manufacturing and service capability development, customer engagement models, organization talent development, and global cultural evolution.

Committees: Audit; Compensation and Human Capital

Linda K. Myers

Ms. Myers, 60, has been a member of our Board of Directors since November 2022. Most recently, Ms. Myers served as a partner and seasoned member of the senior leadership team at Kirkland & Ellis LLP (“Kirkland”), a large multi-national law firm, from 1996 through February 2022. During her time at Kirkland, Ms. Myers served on the Global Management Executive Committee and established Kirkland’s Diversity Integration Task Force, which determines policy and structural enhancements to execute the firm’s commitment to diversity at all levels. Ms. Myers is also a founding member of Kirkland’s Women’s Leadership Initiative. Ms. Myers currently serves on the board of directors of Gibraltar Industries, a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. At Gibraltar, she serves as Chair of the Gibraltar Nominating, Governance & Corporate Social Responsibility Committee and a member of its Audit & Risk Committee, Capital Structure & Asset Management Committee, and Compensation & Human Capital Committee. In January of 2024, Ms. Myers joined the board of Marex Group plc, a UK based financial services company. She is a member of its Renumeration Committee and Audit & Compliance Committee. Ms. Myers also holds board leadership roles at Kinzie Capital Partners, National Philanthropic Trust, Chicago Shakespeare Theater, and Lyric Opera of Chicago.

Ms. Myers has extensive financial and legal acumen, as well as leadership abilities which are of significant value to LCI Industries, our Board of Directors, and our stockholders.

Committees: Corporate Governance, Nominating, and Sustainability (chair); Risk; Strategy, Acquisition, and Capital Deployment

Kieran M. O’Sullivan

Mr. O’Sullivan, 62, has been a member of our Board of Directors since 2015. Mr. O’Sullivan is President, Chief Executive Officer, and Chairman of the Board of CTS Corporation, a publicly owned designer and manufacturer of electronic components and sensors to original equipment manufacturers in the automotive, communications, medical, defense and aerospace, industrial, and computer markets. Prior to joining CTS in 2013, he served as Executive Vice President of Continental AG’s Global Infotainment and Connectivity Business and led the NAFTA Interior Division, having joined Continental AG, a global automotive supplier, in 2006.

Mr. O’Sullivan has over 27 years of leadership experience in operations, strategy, mergers and acquisitions, and finance roles in the manufacturing services, electronics, and automotive business segments, experience in global markets, as well as experience as a sitting President and Chief Executive Officer of a publicly owned corporation.

Committees: Audit; Corporate Governance, Nominating, and Sustainability; Risk (chair)

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David A. Reed

Mr. Reed, 76, has been a member of our Board of Directors since 2003. Mr. Reed is President of a privately held family investment management company. Mr. Reed retired as Senior Vice Chair for Ernst & Young LLP in 2000 where he held several senior U.S. and global operating, administrative, and marketing roles in his 26-year tenure with the firm. He served on Ernst & Young LLP’s Management Committee and Global Executive Council from 1991 to 2000. His experience includes service as a director for several publicly owned, venture capital, and private equity-based companies since 2000.

Mr. Reed has accounting and financial acumen, with particular knowledge of financial reporting and taxation, and has public company board experience.

Committees: Risk; Strategy, Acquisition, and Capital Deployment

John A. Sirpilla

Mr. Sirpilla, 57, has been a member of our Board of Directors since 2019. Mr. Sirpilla is Chief Executive Officer and the founder of Encourage LLC, a small family office focused on investing in retail, medical development, and health management. From 2003 to 2012, Mr. Sirpilla served as President of Camping World Accessory Stores, a 140-store nationwide retail chain serving the RV industry. In 2012, Mr. Sirpilla was promoted to Chief Business Development Officer for the parent company of Camping World and Good Sam, where he led store operations, logistics, and new business development until his retirement in 2017. Mr. Sirpilla formerly served as Chairman of the Board for the Stark County Catholic Schools and the United Way of Greater Stark County. Mr. Sirpilla is a current Board member of the Pro Football Hall of Fame, Aultman Health Foundation, TecTraum Inc., Wellspring Financial Services, and Society Brands.

Mr. Sirpilla has over 30 years of executive and leadership experience in the RV industry, as well as extensive knowledge and expertise in investments and strategic planning.

Committees: Compensation and Human Capital (chair); Risk; Strategy, Acquisition, and Capital Deployment

Unless contrary instructions are indicated, the persons named as proxies in the form of proxy solicited from holders of our Common Stock will vote for the election of the nominees indicated above. If any such nominees should be unable or unwilling to serve, the persons named as proxies will vote for such other person or persons as may be proposed by the Board of Directors. The Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve.

CORPORATE GOVERNANCE AND RELATED MATTERS

STATEMENT REGARDING

CORPORATE GOVERNANCE

The Company regularly monitors developments in the area of corporate governance, including rules promulgated by the SEC and the NYSE. The Company’s corporate governance policies and procedures are designed to comply with all laws and rules applicable to corporate governance, and the Company has continually implemented “best practices” as it deems appropriate to protect and enhance stockholders’ interests.

The Company’s Governance Principles, as well as the Charters of the Audit Committee, the Compensation and Human Capital Committee, the Corporate Governance, Nominating, and Sustainability Committee, the Risk Committee, and the Strategy, Acquisition, and Capital Deployment Committee, and the Key Practices of the Audit Committee, the Compensation and Human Capital Committee, and the Corporate Governance, Nominating, and Sustainability Committee, in addition to the Company’s Guidelines for Business Conduct, Code of Ethics for Senior Financial Officers, and Whistleblower Policy, can be accessed on the Company’s website at http://investors.lci1.com under “Governance - Governance Documents.” A copy of any corporate governance document will be furnished, without charge, upon written request to Corporate Secretary, LCI Industries, 52567 Independence Ct., Elkhart, Indiana 46514. Information on our website is not incorporated by reference into this Proxy Statement.

BOARD OF DIRECTORS AND

DIRECTOR INDEPENDENCE

Directors are elected annually by the Company’s stockholders for one-year terms. The Board currently consists of nine independent Directors, and one Director, Jason D. Lippert, who is employed by the Company as its President and Chief Executive Officer.

The Board of Directors reviews, at least annually, the independence of each Director. During these reviews, the Board considers transactions and relationships between each Director (and his or her immediate family and affiliates) and the Company and Management to determine whether any such transactions or relationships are inconsistent with a determination that the Director is independent. The review is based primarily on responses of the Directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation, and other relationships. In reviewing the independence of the Directors, the Board applies the standards that it has adopted to assist it in making determinations of independence and that are contained in the Company’s Governance Principles, which are available on the Company’s website at http://investors.lci1.com under “Governance - Governance Documents.” In March 2024, the Board determined that none of Messrs. Graham, Deely, Gero, O’Sullivan, Reed, or Sirpilla, nor Mses. Henkels, Mains, or Myers, has any material relationship with the Company or its subsidiaries. Accordingly, the Board has determined that each of these nine Directors meets the “independence” standards of the NYSE.

The independent Directors have complete access to, and are encouraged to communicate with, the Company’s Chief Executive Officer and any other executives of the Company. During the year ended December 31, 2023, the Board of Directors held 4 meetings. All Directors attended at least 75% of the regularly scheduled and special meetings of the Board and the Board committees on which they served.

Directors are expected to attend the Company’s annual meetings. At the Company’s 2023 Annual Meeting, all Directors standing for election attended virtually.

LEADERSHIP STRUCTURE

The Company has continuously maintained separate positions for Chairman of the Board and for Chief Executive Officer in order to provide an independent and unbiased level of review and oversight of senior Management. Tracy D. Graham currently serves as Chairman of the Board, and Jason D. Lippert serves as President and Chief Executive Officer. The Chairman of the Board coordinates the activities of the independent Directors, serves as a liaison on Board-related issues between the independent Directors and the CEO, and performs any other duties and responsibilities that the Board of Directors may determine. While the Board elects a Chairman of the Board annually, it is generally expected that he or she will serve for more than one year.

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The role of the Chairman of the Board also includes:

●	presiding at executive sessions, with the authority to call meetings of the non-employee Directors;

●	advising on the selection of committee chairs;

●	approving the agenda, schedule, and information sent to the Directors for Board meetings and assuring that there is sufficient time for discussion of all items on Board meeting agendas;

●	working with the CEO to prepare a schedule of strategic discussion items; and

●	guiding the Board’s governance processes, including the annual Board self-evaluation and succession planning.

The Board periodically reviews its leadership structure to evaluate whether it remains appropriate for the Company.

EXECUTIVE SESSIONS

The non-employee Directors meet regularly in executive sessions without Management. An executive session is held in conjunction with each regularly scheduled Board meeting and is led by the Chairman of the Board. At least once a year, a meeting of only the independent Directors is held. Additional executive sessions may be called by the Chairman of the Board in his discretion or at the request of the Board.

BOARD COMMITTEES

The Company has five standing Committees of the Board of Directors: the Audit Committee, the Compensation and Human Capital Committee, the Corporate Governance, Nominating, and Sustainability Committee, the Risk Committee, and the Strategy, Acquisition, and Capital Deployment Committee. All members of the Audit Committee, the Compensation and Human Capital Committee, and the Corporate Governance, Nominating, and Sustainability Committee are independent Directors who meet the independence and experience standards of the NYSE and the SEC. The Board annually selects the Directors who serve on the committees. Each committee functions pursuant to a written Charter and, other than the Risk Committee and Strategy, Acquisition, and Capital Deployment Committee, written Key Practices adopted by the Board of Directors and reviewed annually by each committee.

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The following table reflects the current membership of each Board Committee:

Name	Audit Committee	Compensation and Human Capital Committee	Corporate Governance, Nominating, and Sustainability Committee	Risk Committee	Strategy, Acquisition, and Capital Deployment Committee
Tracy D. Graham
Brendan J. Deely					Chair
James F. Gero
Virginia L. Henkels	Chair
Stephanie K. Mains
Linda K. Myers			Chair
Kieran M. O’Sullivan				Chair
David A. Reed
John A. Sirpilla		Chair

Audit Committee

The purpose of the Audit Committee of the Board of Directors is to assist the Board in its oversight of (i) the conduct of the Company’s financial reporting processes and the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence, qualifications, and performance of the Company’s independent auditor; (iv) the adequacy and effectiveness of the Company’s systems of internal control over financial reporting and disclosure controls and procedures, and the performance of the Company’s internal audit function; and (v) the Company’s compliance with ethical standards adopted by the Company. The Committee also prepares an annual report for inclusion in the Company’s Proxy Statement. The Audit Committee selects the Company’s independent auditor, which selection is submitted to the stockholders for ratification in this Proxy Statement. See “Proposal 3. Ratification of Appointment of Auditors.”

In coordination with the Risk Committee, the Audit Committee oversees the Company’s cyber security risk management strategies, programs, policies, procedures, and functions.

All of the Audit Committee members meet the independence and experience requirements of the NYSE and the SEC. Ms. Henkels serves as Chair of the Audit Committee, and each member of the Committee has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC. This Committee held 7 meetings during the year ended December 31, 2023.

Compensation and Human Capital Committee

The purpose of the Compensation and Human Capital Committee of the Board of Directors is (i) to assist the Board in discharging its responsibilities in respect of compensation of the Company’s executive officers; (ii) to prepare an annual report on executive compensation for inclusion in the Company’s Proxy Statement; and (iii) to oversee the Company’s strategies, initiatives, and policies related to human resources.

The Compensation and Human Capital Committee is responsible for reviewing the performance and development of the Company’s Management in achieving corporate goals, and ensuring that the Company’s senior executives are compensated consistent with the long-term objectives of the Company as well as competitive practices. This Committee provides oversight and guidance in the development of compensation and benefit programs for senior executives of the Company, determines the compensation terms for the Company’s Chief Executive Officer and other executive officers, administers the LCI Industries 2018 Omnibus Incentive Plan (the “2018 Plan”), approves equity awards, and coordinates with the Corporate Governance, Nominating, and Sustainability Committee with respect to compensation of Directors. The Compensation and Human Capital Committee approved the compensation, consisting of salary, incentive bonus, equity awards, and benefits paid for 2023 to the “Named Executive Officers.” See “Executive Compensation – Compensation Discussion and Analysis.”

In addition, the Compensation and Human Capital Committee oversees and administers the Company’s clawback policy. It also oversees the development, implementation, and effectiveness of the Company’s strategies, initiatives, and policies related to human resources, including, but not limited to: talent acquisition, retention, development, and succession (excluding succession related to the Company’s Chief Executive Officer, which succession is overseen by the Corporate Governance, Nominating, and Sustainability Committee); company culture; employee engagement; workforce demographics; enterprise health care programs; diversity, equity, and inclusion matters; and other key human resources policies and practices.

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Mr. Sirpilla serves as Chairman of the Compensation and Human Capital Committee. All members of the Compensation and Human Capital Committee meet the independence requirements of the NYSE and the SEC. This Committee held 4 meetings during the year ended December 31, 2023.

Corporate Governance, Nominating, and Sustainability Committee

The purpose of the Corporate Governance, Nominating, and Sustainability Committee of the Board of Directors is to assist the Board in (i) identifying qualified individuals to become Directors; (ii) determining the composition of the Board of Directors and its Committees; (iii) monitoring a process to assess Board effectiveness; (iv) developing and implementing the Company’s corporate governance principles and business guidelines; (v) evaluating potential candidates for executive positions; and (vi) oversight of sustainability and social responsibility matters.

The Corporate Governance, Nominating, and Sustainability Committee oversees the development of executive succession plans, coordinates with the Compensation and Human Capital Committee with respect to compensation of Directors, reviews and approves related person transactions, and resolves any conflicts of interest involving a Director. The Committee reviews and, if necessary, recommends revisions to the Company’s Guidelines for Business Conduct, Code of Ethics for Senior Financial Officers, and other governance policies adopted from time to time. The Committee also oversees, reviews, and reports to the Board on a periodic basis with regard to sustainability and social responsibility matters, including impacts to the Company’s business and strategy, the Company’s public reporting on these topics, and any recommendations with respect to oversight and related policies.

The Corporate Governance, Nominating, and Sustainability Committee leads the search for individuals qualified to become Directors and selects nominees to be presented for stockholder approval at each Annual Meeting of Stockholders and to fill vacancies on the Board of Directors. See “Proposal 1. Election of Directors – Director Qualifications and Selection Process.”

Ms. Myers serves as Chair of the Corporate Governance, Nominating, and Sustainability Committee. This Committee held 4 meetings during the year ended December 31, 2023.

Risk Committee

The purpose of the Risk Committee of the Board of Directors is to provide oversight of Company-wide risk management practices to assist the Board in (i)  overseeing that the executive team has identified and assessed all the risks that the organization faces and has established a risk management infrastructure capable of addressing those risks; (ii)  overseeing in conjunction with other Board-level committees or the full Board, if applicable, risk, such as strategic, financial, credit, market, liquidity, cyber and physical security, property, information technology, legal, regulatory, reputational, and other risks; (iii) overseeing the division of risk-related responsibilities to each Board committee as clearly as possible and performing a gap analysis to determine that the oversight of any risks are not missed; and (iv) in conjunction with the full Board, approving the Company’s enterprise-wide risk management framework. The Company faces a number of material risks, including financial and operational risks. Accordingly, the Company conducts regular enterprise risk management reviews to identify and assess these risks, and to implement effective plans to manage them.

Mr. O’Sullivan serves as Chairman of the Risk Committee. This Committee held 4 meetings during the year ended December 31, 2023.

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Strategy, Acquisition, and Capital Deployment Committee

The purpose of the Strategy, Acquisition, and Capital Deployment Committee of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities relating to the formulation and execution of strategy for the Company, risks and opportunities relating to such strategy, and strategic decisions regarding investments, acquisitions, and divestitures by the Company. The Strategy, Acquisition, and Capital Deployment Committee (i) works with Management in the development of the Company’s strategy; (ii) monitors execution of the Company’s strategic plan, both domestically and internationally, against stated goals and objectives, and provides guidance and feedback as necessary; (iii) in conjunction with Management, develops an acquisition strategy that aligns with the Company’s long-term strategic plan; (iv) reviews each proposed acquisition by the Company above an established threshold in the context of various factors, including whether to recommend approval of the acquisition; (v) from time to time, reviews and recommends to the Board of Directors whether to exit an existing business or dispose of assets; and (vi) reviews and analyzes actions and results against stated goals and objectives.

Mr. Deely serves as Chairman of the Strategy, Acquisition, and Capital Deployment Committee. This Committee held 6 meetings during the year ended December 31, 2023.

COMPENSATION-RELATED RISK

To identify risks that could be created by our compensation policies and practices, the Compensation and Human Capital Committee reviews enterprise risk management assessments and evaluates our controls to determine if they adequately mitigate compensation-related risks. If appropriate, controls are modified or supplemented. The Compensation and Human Capital Committee assessed our executive compensation programs and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation and Human Capital Committee believes our executive compensation programs, including the design of long-term incentive plans, oversight by the Compensation and Human Capital Committee, and sufficiency of control features, prevent unintentional material risk. In addition, stock ownership guidelines, the long-term nature of equity awards, share retention, and incentive compensation forfeiture, taken together, motivate Management to carefully consider risk in making business decisions and evaluating growth opportunities, and mitigate excessive risk-taking to achieve short-term results.

COMPENSATION RECOVERY POLICY

Effective September 7, 2023, our Board of Directors adopted a Compensation Recovery Policy (the “Clawback Policy”) in accordance with the listing standards of the NYSE. The Clawback Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by our executive officers, including our named executive officers.

The Clawback Policy applies in the case of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy provides that promptly following such an accounting restatement, the Compensation and Human Capital Committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by the NYSE.

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DIRECTOR STOCK OWNERSHIP REQUIREMENTS

To help align the personal interests of non-employee Directors with the interests of stockholders, all non-employee Directors are required to hold Company Common Stock, RSUs, or DSUs equivalent to 5x each non-employee Director’s annual cash retainer (exclusive of any cash retainer for serving as a Board or Committee chair). Equity interests that count toward satisfaction of the guidelines include shares owned outright by, or held in trust for the benefit of, the individual and his or her immediate family members residing in the same household, plus RSUs, DSUs, and stock awards (whether vested or unvested). Stock options (whether vested or unvested) do not count toward satisfaction of the guidelines. Non-employee Directors are required to achieve ownership in accordance with the guidelines within five years of the date they assume their position. As of the date of this Proxy Statement, all non-employee Directors satisfy the stock ownership requirements or are within that five-year period.

TEAM MEMBERS AND DIRECTORS GUIDELINES FOR BUSINESS CONDUCT

The Company has Guidelines for Business Conduct that all Management team members and Directors are required to annually sign and follow in conducting the Company’s business, and a Code of Ethics for Senior Financial Officers governing the conduct of its President and Chief Executive Officer, Chief Financial Officer, and the financial officers of the Company and its subsidiaries.

MANAGEMENT AND BOARD SUCCESSION

The Board periodically reviews with the Chief Executive Officer and maintains a succession plan for executive officers, after considering recommendations from the Corporate Governance, Nominating, and Sustainability Committee. The plan is designed to ensure an effective transition of Management of our operations to qualified executives upon the retirement of senior executives. The Board is also responsible for maintaining an emergency succession plan that is reviewed periodically with Management.

CONTACTING THE BOARD OF DIRECTORS

Any stockholder, or other interested party, who wishes to communicate with the Board of Directors, or our non-employee Directors as a group, or any member of the Board, may do so electronically by sending an e-mail to LCII@lci1.com or by writing to any Director c/o LCI Industries, 3501 County Road 6 East, Elkhart, Indiana 46514. Communications received electronically or in writing will be distributed to the Chairman or the other members of the Board, as appropriate, depending on the facts and circumstances described in communications received. For example, communications regarding accounting, internal accounting, internal accounting controls, and auditing matters generally will be forwarded to the Chair of the Audit Committee.

PROHIBITION ON HEDGING BY DIRECTORS AND TEAM MEMBERS

The Board of Directors has adopted a Hedging Policy that prohibits the Company’s Directors, executive officers, team members, and their designees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s Common Stock. This prohibition applies to all shares of the Company’s Common Stock owned directly or indirectly by such persons. The Hedging Policy does not preclude the Company’s Directors, officers, team members, and their designees from engaging in general portfolio diversification.

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DIRECTOR COMPENSATION

The following table summarizes compensation paid to non-employee Directors during fiscal 2023:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Tracy D. Graham	$250,000	$150,034	$5,700	$405,734
Frank J. Crespo(4)	$45,824	$0	$6,741	$52,565
Brendan J. Deely	$118,091	$150,034	$5,700	$273,825
James F. Gero	$115,000	$150,034	$38,066	$303,100
Virginia L. Henkels	$125,000	$150,034	$27,931	$302,965
Stephanie K. Mains	$115,000	$150,034	$7,293	$272,327
Linda K. Myers	$125,663	$150,034	$8,083	$283,780
Kieran M. O’Sullivan	$115,000	$150,034	$5,700	$270,734
David A. Reed	$111,674	$150,034	$12,016	$273,724
John A. Sirpilla	$112,363	$150,034	$5,700	$268,097
Total	$1,233,615	$1,350,306	$122,930	$2,706,851

(1)	Represents the Directors’ annual cash retainer amount and the additional annual cash fee paid to the Chairman of the Board and the Committee Chairs, as applicable, for the period of time they served in the respective positions in 2023, except for Messrs. Gero and Reed, and Mses. Mains and Myers, who elected to receive DSUs in lieu of their cash compensation for 2023. For those Directors, the amount shown represents the value, as of the date credited, of DSUs issued in lieu of cash compensation in payment of Directors’ fees. To encourage our Directors’ long-term ownership of the Common Stock of the Company, non-employee Directors may elect to accept DSUs in lieu of cash compensation in payment of Directors’ fees. An initial election to defer compensation for a calendar year must be made prior to December 31st of the preceding calendar year. The number of DSUs, credited at the fair market value of the stock on the date credited, is equivalent to 115 percent of the deferred fee. The DSUs are distributed in the form of shares of Common Stock of the Company at the end of the initial restriction or deferral period selected by the Director, subject to earlier distribution upon death, disability, or certain changes-in-control of the Company and are intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Until shares representing the DSUs are distributed, the Director does not have any rights of a stockholder of the Company with respect to such shares, other than to receive dividend equivalents in DSUs with the same deferral period as the underlying units, if dividends are issued to stockholders.

(2)	In May 2023, each non-employee Director who was elected at the 2023 Annual Meeting was granted 1,310 RSUs, having a value of approximately $150,000, as the annual equity grant component of Director compensation. The grant date fair value of the RSUs granted to Directors in May 2023 was $114.53 per share, the closing price on the grant date. These RSUs vest in full on the earlier of the first anniversary of the grant date and the date of the annual meeting of stockholders in the following year. Directors do not have any rights of a stockholder of the Company with respect to RSUs, other than to receive dividend equivalents in RSUs with the same vesting period, if dividends are issued to stockholders. Non-employee Directors can also receive non-qualified stock options or other stock-based awards under the 2018 Plan. No stock options or other stock-based awards were granted in fiscal 2023 to our non-employee Directors. As of December 31, 2023, the non-employee Directors held the following number of RSUs:

Name	RSUs Held at December 31, 2023
Tracy D. Graham	1,344
Brendan J. Deely	1,344
James F. Gero	1,344
Virginia L. Henkels	1,344
Stephanie K. Mains	1,344
Linda K. Myers	1,344
Kieran M. O’Sullivan	1,344
David A. Reed	1,344
John A. Sirpilla	1,344

(3)	Represents the dollar value of dividend equivalents credited on stock awards in the applicable year when those amounts were not factored into the grant date fair value of the award.

(4)	Mr. Crespo’s service on the Board ended on May 18, 2023.

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DISCUSSION OF DIRECTOR COMPENSATION

The Corporate Governance, Nominating, and Sustainability Committee has responsibility for recommending to the Board compensation and benefits for non-employee Directors. In discharging this duty, the Committee is guided by three goals: (1) compensation should fairly pay Directors for the time and service they provide; (2) compensation should align the interests of Directors with the long-term interests of stockholders; and (3) the structure of the compensation should be simple, transparent, and easy for stockholders to understand. The Corporate Governance, Nominating, and Sustainability Committee believes these goals are served by providing non-employee Directors with an annual retainer fee, fees for each meeting attended, or any combination thereof, and an annual stock-based award. Prior to determining compensation for non-employee Directors for fiscal 2023, the Corporate Governance, Nominating, and Sustainability Committee also consulted with Willis Towers Watson, the Committee’s independent compensation consultant, regarding Director compensation mix and total compensation for Board and Committee service.

For fiscal 2023, non-employee Directors received a combination of an annual cash retainer of $100,000, which covers a Director’s attendance at up to 20 Board and Committee meetings, and an annual grant of RSUs valued at approximately $150,000 on the date of grant, which occurs on the date of the Annual Meeting following their election to the Board for a one-year term. Attendance at any meetings in excess of the 20 earns additional compensation of $1,500 per meeting. The Chairman of the Board and the Chair of each of the Audit Committee, the Compensation and Human Capital Committee, the Corporate Governance, Nominating, and Sustainability Committee, the Risk Committee, and the Strategy, Acquisition, and Capital Deployment Committee received an additional annual fee for the additional responsibilities related to their respective positions. The following table sets forth the additional annual fees for the Board and Committee Chairs that were in effect during 2023:

Annual Fee for Board or Committee Chair	Amount
Board of Directors	$150,000
Audit Committee	$25,000
Compensation and Human Capital Committee	$20,000
Corporate Governance, Nominating, and Sustainability Committee	$15,000
Risk Committee	$15,000
Strategy, Acquisition, and Capital Deployment Committee	$20,000

Annual retainer fees, meeting attendance fees, and chair fees are paid on a quarterly basis.

Non-employee Directors who join the Board of Directors other than on the date of an Annual Meeting receive pro-rated retainer amounts and equity awards.

As described in more detail in footnote (1) to the table above, to encourage our Directors’ long-term ownership of the Common Stock of the Company, non-employee Directors may elect to accept DSUs in lieu of cash compensation in payment of Directors’ fees.

Directors who are team members of the Company do not receive additional fees or other compensation for serving as Directors.

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EXECUTIVE COMPENSATION

A MESSAGE FROM OUR COMPENSATION AND HUMAN CAPITAL COMMITTEE

Fiscal year 2023 proved to be extremely challenging given the macroeconomic conditions that depressed the RV and marine OEM markets. Throughout 2023, LCI Industries continuously adjusted to the changing environment while driving performance in the other adjacent industries and positioning itself for the future with innovative product launches. Despite a reduction in revenue and operating income, we generated $527 million of cash flow from operating activities in 2023, which reflects the strength of our diversified businesses, especially the Aftermarket business, and our commitment to operational discipline and improvement. The strong cash flow helped us create a solid balance sheet, setting ourselves up to drive profitable growth as production in RV begins to rebound in 2024. We were also pleased to see the strength of our R&D capabilities and culture of innovation reflected in the strong market response to our 2023 product releases, which have helped contribute to nearly $200 million in net new business commitments for 2024. Our experienced leadership team’s deep industry knowledge and our team members’ commitment to driving our business forward will guide us in 2024 and beyond.

As the Compensation and Human Capital Committee, we strive to pay for performance to ensure the goals and objectives of the executive leadership team are aligned with those of our stockholders, and, at the same time, we maintain pay programs that help retain and motivate Management to drive long-term success for LCI Industries.

As you review the following Compensation Discussion and Analysis, you will see that the determinations for our named executive officers were informed by our business performance and our commitment to our compensation principles. For 2023, we did not make major changes to the compensation program, reflecting positive investor feedback to the program in the 2022 say-on-pay vote. Anticipating softness in the market, for 2023 we lowered the target under the Annual Incentive Plan relative to 2022 in order to more appropriately match our named executive officers’ goal with expected business performance. However, we did not achieve threshold adjusted EBIT. Accordingly, our NEOs received a 0% payout under the Annual Incentive Plan for 2023.

We were pleased to welcome Ms. Lillian Etzkorn, our new Executive Vice President and Chief Financial Officer, to LCI Industries in 2023. We are confident that Ms. Etzkorn’s esteemed career and industrial and manufacturing expertise will help us deliver on our next chapter of growth. In April 2023, we approved the 2023 equity grants awarded to Ms. Etzkorn in connection with her appointment as CFO. In addition, we thank Mr. Brian Hall, our former Chief Financial Officer, for his integral support during his 10 years with the Company.

The Compensation and Human Capital Committee of the Board of Directors oversees LCI Industries’ executive compensation philosophy and reviews and approves compensation for our named executive officers. While LCI Industries’ Management and our independent compensation consultant provide input, it is the sole responsibility of the Compensation and Human Capital Committee to approve our executive compensation philosophy, plans, policies, programs, and decisions. We look forward to reporting on our performance and compensation programs in the future, and we thank you for your engagement.

The Compensation and Human Capital Committee

John A. Sirpilla, Chairman

James F. Gero

Virginia L. Henkels

Stephanie K. Mains

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BUSINESS PERFORMANCE HIGHLIGHTS

In fiscal year 2023, our continued focus on diversification priorities and operational discipline supported our performance despite a challenging industry environment. Macroeconomic conditions, such as inflation and higher interest rates, contributed to a 37% decrease in North American wholesale RV shipments in 2023. The marine and manufactured housing markets were also down year over year. Despite these decreases, we saw strength in our Aftermarket business, as well as solid results and leadership in our other businesses. Given the significant softness in the RV and marine OEM markets, we took significant steps to right size our workforce, consolidate facilities and otherwise streamline our operations. These operational improvements leave us well-positioned to drive growth as production normalizes. We also focused on cash flow driving a $261 million reduction in inventory and our competitiveness with numerous new product launches, driven by world-class R&D capabilities, that are already leading to new business commitments in 2024. Some highlights from 2023:

COMPENSATION DISCUSSION AND ANALYSIS

LCI Industries supplies highly engineered components primarily to the OEMs of recreational vehicles, buses, trailers, trucks, boats, trains, manufactured housing, and their related aftermarkets. We strive to be a leading supplier for component parts manufacturing in the markets in which we compete. Executing on this strategy requires a team of highly engaged and motivated leaders, who are rewarded in line with the performance they deliver.

To ensure our leaders are driven to deliver excellence for our team members, our customers, and our stockholders, our executive compensation program is designed to link business priorities with performance.

OUR EXECUTIVE COMPENSATION PHILOSOPHY

Our executive compensation program is based on a pay-for-performance philosophy and is designed to:

●	Enable the Company to attract, motivate, and retain highly qualified senior executives who have the skills to drive our continued profitability, growth, and success;

●	Provide fair and equitable compensation that rewards executives for achieving specified financial goals and other key metrics;
●	Link a substantial portion of executives’ total potential compensation to the Company’s performance on both a long-term and short-term basis; and

●	Align the interests of our executives with those of our stockholders.

This Compensation Discussion and Analysis (“CD&A”) describes the 2023 compensation of our named executive officers (“NEOs”) listed below. It also provides an overview of our executive compensation program, which we continue to refine based on stockholder feedback, competitive market practice, and Company performance.

Named Executive Officer	Role	2023 Time in Role
Mr. Jason D. Lippert	President and Chief Executive Officer (CEO)	Full year
Ms. Lillian D. Etzkorn(1)	Executive Vice President and Chief Financial Officer (CFO)	April – December
Mr. Ryan R. Smith	Group President – North America	Full Year
Mr. Jamie M. Schnur	Group President – Aftermarket	Full Year
Mr. Andrew J. Namenye	Executive Vice President, Chief Legal Officer, and Corporate Secretary	Full Year
Mr. Brian M. Hall(2)	Former Executive Vice President and Chief Financial Officer	January – April

(1)	Ms. Etzkorn joined the Company and assumed the role of Executive Vice President and Chief Financial Officer (CFO) on April 17, 2023.
(2)	In November 2022, Mr. Hall announced his intention to resign from the Company, and he ceased serving as CFO on April 17, 2023, when Ms. Etzkorn assumed that role. Mr. Hall remained in an advisory role with the Company in a full-time employee position until May 19, 2023, and then in a part-time consulting position until July 3, 2023, in order to assist with the transition of his duties to his successor.

Under the terms of Mr. Hall’s Executive Employment Agreement, his termination of employment by mutual agreement resulted in no severance benefits being payable to him. However, certain equity awards held by Mr. Hall vested, and he retained certain equity awards, as further described below under “—Equity Awards – Mr. Hall’s RSUs and PSUs.” In addition, due to the timing of Mr. Hall’s termination, he did not receive any salary adjustments or equity awards in 2023, and he did not participate in the 2023 annual cash incentive program. As a result, this section generally does not include Mr. Hall when discussing 2023 compensation determinations and actions.

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SUMMARY OF OUR 2023 DECISIONS

The Compensation and Human Capital Committee makes decisions regarding named executive officer total compensation (base salary, annual cash incentive objectives and payments, and annual equity grants) in connection with our annual performance review process. The table below summarizes its decisions as well as updates to the compensation programs for 2023 and 2024.

Factors That Guide Total Compensation Decisions

●   Our executive compensation philosophy

●   Degree of achievement of key strategic financial and operational goals

●   Recommendations of our President and CEO

●   Advice of an independent compensation consultant

●   Stockholder input

●   Market pay practices, including those specific to the RV industry in Elkhart County, Indiana

●   Current and historical executive compensation

●   Executive compensation peer group comparison

2023 Compensation Changes and Key Decisions See pages 40 – 66 for more information	BASE SALARY

Effective January 1, 2023, the named executive officers received base salary increases ranging from 0% to 17.7% to more closely align their base salaries with the competitive market practice for their respective roles.

ANNUAL CASH INCENTIVE

The 2023 target cash incentive amount (“Target Incentive”) for Messrs. Lippert, Smith, and Schnur was increased from the prior year to more closely align with the competitive market practice for their respective roles. Ms. Etzkorn’s Target Incentive amount was set in connection with her appointment as CFO.

In February 2023, the Compensation and Human Capital Committee approved the annual Adjusted EBIT goal for the 2023 Annual Incentive Plan (the “AIP”). In February 2024, the Committee met and determined the degree to which the Adjusted EBIT goal under the 2023 AIP was achieved. Adjusted EBIT in 2023 was $123 million, resulting in a 0% of target payout multiple for all of the named executive officers. Adjusted EBIT is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

EQUITY GRANT DECISIONS

On March 1, 2023, Mr. Lippert received an annual equity grant with a target value of $7,218,750. Messrs. Namenye, Schnur, and Smith received annual equity grants with a target value ranging from $1,200,000 to $3,607,500. The value of the equity award granted to each NEO was based on his or her performance over the long term and during the prior year, his or her long-term potential and retention considerations, and market practices for comparable positions. On April 17, 2023, Ms. Etzkorn received an annual equity grant with a target value of $1,072,500, which was prorated to $761,149 based upon the number of months of her employment during 2023, in connection with her appointment as CFO.

For Mr. Lippert, this annual equity grant consisted of a mix of 68% performance stock units (“PSUs”) and 32% restricted stock units (“RSUs”). For all of the other active named executive officers as of the end of 2023, these annual equity grants consisted of an average of 64% PSUs and 36% RSUs. The PSUs awarded to the named executive officers in 2023 provide that the number of units that can be earned is based on whether and to what extent ROIC performance goals for a three-year period from January 1, 2023, through December 31, 2025, are satisfied.

RSUs for all of the named executive officers vest over a three-year period, with one-third vesting each year on the anniversary of the grant date.
In February 2024, the Compensation and Human Capital Committee discussed, reviewed, and approved executive compensation matters for 2024.

BASE SALARY
2024 Compensation Program

Effective January 1, 2024, the NEOs received base salary increases ranging from 3.4% to 9.5%, to more closely align their base salaries with the competitive market practice for their respective roles.

INCENTIVE PLANS

The 2024 cash and equity plans remain similar to the 2023 approach, but with the addition of metrics related to cash flow. Adjusted EBIT remains the primary metric for the annual cash incentive plan, and NEOs will have an opportunity for an additional cash payout if the Company achieves at least 90% of its Adjusted EBIT target and also exceeds a cash flow from operations target. The PSUs awarded to NEOs in March 2024 provide that the number of units that can be earned is based on whether and to what extent ROIC and free cash flow performance goals for a three-year period from January 1, 2024, through December 31, 2026, are satisfied.

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SUPPORTING OUR PAY-FOR-

PERFORMANCE PHILOSOPHY

In support of our pay-for-performance philosophy and achievement of strong Company performance, the majority of the total direct compensation opportunity that our President and CEO and other named executive officers receive is “at-risk” and dependent upon future performance.

Consistent with the Company’s overall executive compensation philosophy, named executive officers are rewarded for their strong leadership and Company performance and provided equity incentives to ensure alignment of their interests with those of our stockholders. For Mr. Lippert, 88% of his total direct compensation opportunity (base salary, target annual cash incentive, and target equity grants) is at-risk, as shown below. On average, the total direct compensation opportunity at risk for our other named executive officers (other than Mr. Hall) is 80%.

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ALIGNING PAY WITH PERFORMANCE

We emphasize variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program ensures that as an executive’s scope of responsibility increases, a greater portion of his or her compensation comes from performance-based pay. For 2023, the performance-based components of our executive compensation program were designed as follows:

	Short-Term Incentive	Long-Term Incentive
	Annual Cash Incentive	Performance-Based Equity	Time-Based Equity
Objective	Reward achievement of short- term (annual) Company financial performance goals	Reward long-term financial results and drive stockholder value creation	Reinforce ownership in the Company Provide direct alignment with stockholders
Form	Cash	Performance Stock Units (PSUs)	Restricted Stock Units (RSUs)
Time Horizon	1 year	3 years	3 years
Metrics	Adjusted EBIT	ROIC	Stock price appreciation Continued employment

COMPENSATION FACTORS AND GOVERNANCE

The Compensation and Human Capital Committee applies a number of compensation governance features related to executive compensation, which are summarized below. We believe that these mechanisms help to align executive and stockholder interests.

WHAT WE DO

- Deliver executive compensation primarily through performance-based at-risk pay
- Maintain a peer group for benchmarking pay
- Set challenging short- and long-term incentive objectives
- Place a cap on the annual cash incentive payments that executives can receive
- Provide strong oversight that ensures adherence to equity grant regulations
- Maintain a clawback policy for incentive-based compensation, with a new policy adopted in 2023 to comply with the new listing standards
- Require stock ownership by all of our NEOs, with minimum ownership levels defined by role
- Have double-trigger change-in-control arrangements
- Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company
- Offer market-competitive benefits for executives that are consistent with the benefits provided to the rest of our employees
- Consult with an independent consultant on compensation levels and practices

WHAT WE DON'T DO

- No hedging or pledging of equity
- No guarantees or minimums related to base salary increases, annual cash incentives, or equity grants
- No gross-ups upon change in control
- No excessive perquisites
- No supplemental executive retirement plans

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STOCKHOLDER INPUT ON EXECUTIVE COMPENSATION

We value the opinions of our stockholders and are committed to regular engagement that enables LCI Industries to better understand investor perspectives on our Company and our executive compensation program. In evaluating the design of our executive compensation and the compensation decisions for each of our named executive officers, the Compensation and Human Capital Committee considers stockholder feedback, including the advisory “say-on-pay” vote at our annual meeting. In 2023, 96% of the votes cast approved the compensation of our named executive officers.

Our management team had regular interactions with investors throughout 2023 to discuss our business, operating environment, financial results, and sustainability efforts at a series of conferences and meetings. In addition to company-hosted events and quarterly conference calls, LCI Industries held more than 40 investor calls, attended four investor conferences, and participated in four non-deal investor meetings. Furthermore, our management team was present at three investor group events during the RV Open House week in September.

To strengthen our pay-for-performance culture, the Compensation and Human Capital Committee considers the feedback obtained from our investor outreach when making decisions relating to compensation for our named executive officers. We remain committed to ongoing, proactive stockholder outreach throughout 2024 and into the future. The Board strongly believes in engagement, communication, and transparency with the Company’s stockholders.

ROLE OF THE COMPENSATION AND HUMAN CAPITAL COMMITTEE

The Compensation and Human Capital Committee administers the executive compensation program for all named executive officers as well as other executives within the Company. While Company Management provides input, it is the responsibility of the Compensation and Human Capital Committee to evaluate and approve our executive compensation philosophy, plans, policies, programs, and decisions.

The following table provides the steps the Compensation and Human Capital Committee follows to ensure the total compensation for our named executive officers is competitive, appropriately tied to performance, and does not promote undue risk taking.

STEP 1: Input on Compensation	STEP 2: Compensation and Human Capital Committee Decisions	STEP 3: Performance Goals

At the beginning of each year, Management, including the President and CEO, provides recommendations to the Compensation and Human Capital Committee on the compensation of the other named executive officers.

These recommendations take into consideration the competitive market pay data provided by the Compensation and Human Capital Committee’s independent consultant and applicable to the RV industry in Elkhart County, Indiana, as well as an evaluation of the named executive officer’s role, contributions, and performance in achieving Company performance, and long-term potential.

(See more below on the Compensation and Human Capital Committee’s independent compensation consultant.)

The Compensation and Human Capital Committee considers these recommendations together with the input of its independent compensation consultant, and subsequently, the Compensation and Human Capital Committee determines the named executive officers’ compensation, ensuring that it is aligned with our compensation philosophy.

All aspects of the CEO’s compensation are determined solely by the Compensation and Human Capital Committee, with input from its independent compensation consultant.

For the coming year, the Compensation and Human Capital Committee reviews and approves each NEO’s:

●    Base salary

●    Variable pay target opportunities for annual cash incentive compensation and long-term equity incentives

●   Performance metrics for the annual cash incentive and equity grants

The Compensation and Human Capital Committee ensures that performance metrics are consistent with the financial, operational, and strategic goals set by the Board, that the performance goals are sufficiently ambitious, and that amounts paid (when specified performance levels are achieved) are consistent with our executive compensation philosophy.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

Though the Compensation and Human Capital Committee has ultimate responsibility for compensationrelated decisions, it retains Willis Towers Watson as a consultant on executive compensation matters. Willis Towers Watson provides market analyses and input that inform the Committee’s decisions, provides updates on market trends and the regulatory environment as it relates to executive compensation, reviews various executive compensation proposals presented by Management to the Compensation and Human Capital Committee, and works with the Compensation and Human Capital Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholders.

Pursuant to the rules of the SEC, the Committee has reviewed the SEC’s independence factors for compensation advisers and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently representing the Committee.

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Role of the Executive
Compensation Peer Group

To help ensure we provide our named executive officers with fair and market-competitive compensation and to support retention of our key leaders, we annually review the compensation we offer our executives against executives within our peer group of companies.

In 2023, this peer group consisted of companies determined to be:

●	Similar in size (revenue and market capitalization), complexity, and global reach to LCI Industries;

●	In the auto parts and equipment industry or a similar industry; and

●	In competition with LCI Industries for executive talent.
We design our total compensation packages to provide pay for performance, tracking when our results exceed or fall short of our financial and operational goals.

Challenges We Face

in the RV Industry

Defining our executive compensation peer group is a challenge given the complexity of our business as well as our concentrated geographic footprint. The Compensation and Human Capital Committee considers the unique situation in Elkhart County, Indiana, where our geographic proximity to so many other competitors and industry peers means competition for talent is high. Attracting talent to Elkhart County is an ever-present challenge as well. Thus, while many of our competitors are not publicly traded companies, and therefore, do not disclose their compensation practices for benchmarking, we must consider local pay practices as we make decisions about executive compensation. We look at market data alongside our decades of industry experience and knowledge of local RV industry pay practices and models to help ensure the Company can incentivize and engage our talented senior leadership team and broader workforce who are key to our continued business success.

Our peer group is regularly reviewed by the Compensation and Human Capital Committee with consideration given to our strategy and the advice of its independent compensation consultant. The Compensation and Human Capital Committee used the peer group on the right in making 2023 executive compensation decisions.

2023 EXECUTIVE COMPENSATION

PEER GROUP

A. O. Smith

American Axle & Manufacturing

Brunswick

Carlisle Companies

Dana

Donaldson

Graco

Hubbell, Inc.

ITT, Inc.

Lincoln Electric Holdings

Modine Manufacturing

Patrick Industries

Terex Corp

Thor Industries

Visteon

Watts Water Technologies

Winnebago Industries

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ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Our executive compensation consists of fixed pay and variable pay, including cash and non-cash components. The table below summarizes the various elements of executive compensation and their objectives:

	Objective	Type of Compensation	Key Features
Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain, and motivate executives within the auto parts and equipment industry and broader market	Cash	● Reflects individual skills, experience, responsibilities, and performance over time ● Influences annual cash and long-term incentive opportunities
Short-Term Incentive — Annual Cash Incentive	Encourage focus on short-term business performance	Cash	● Performance-based reward tied to achievement of short-term (annual) financial performance goal ● Pays only if threshold performance levels are met or exceeded
Long-Term Incentive — Performance Stock Units (PSUs)	Increase multi-year profitability and stock price	Equity	● Performance-based rewards tied to achievement of long-term performance goals ● Vests only if threshold performance levels are met or exceeded ● Links value to stock price
Long-Term Incentive — Restricted Stock Units (RSUs)	Closely align executive and stockholder interests and aid in retention	Equity	● Promotes retention and enhances executive stock ownership ● Links value to stock price
Other Benefits	Aid in attracting and retaining executive talent	Benefit	● Severance provisions to protect Company and NEOs from certain termination events ● Broad-based benefits available to all team members ● A Deferred Compensation Program

ANALYSIS OF 2023 COMPENSATION DECISIONS

Base Salary

We establish base salaries for named executive officers that reflect each executive’s experience, expertise, and the complexity of his or her role, as well as current competitive compensation data. The Compensation and Human Capital Committee reviews base salaries of our named executive officers annually, and it approves any increases after considering factors such as performance, market competitiveness, and affordability.

2023 Base Salary Decisions

Certain NEOs received base salary increases effective January 1, 2023. These increases aligned the NEOs’ base salaries more closely with the competitive market practice for their respective roles.

Name	2022 Approved Salary		2023 Approved Salary	Percent Change
Mr. Jason D. Lippert		$1,100,000	$1,155,000	5.0%
Ms. Lillian D. Etzkorn	$	N/A	$525,000	N/A
Mr. Ryan R. Smith		$800,000	$925,000	15.6%
Mr. Jamie M. Schnur		$620,000	$730,000	17.7%
Mr. Andrew J. Namenye		$500,000	$500,000	-
Mr. Brian M. Hall		$525,000	$600,000	14.3%

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2024 Base Salary Decisions

The NEOs received base salary increases effective January 1, 2024. These increases align these NEOs’ base salaries more closely with the competitive market practice for their respective roles.

Name	2023 Approved Salary	2024 Approved Salary	Percent Change
Mr. Jason D. Lippert	$1,155,000	$1,195,000	3.5%
Ms. Lillian D. Etzkorn	$525,000	$575,000	9.5%
Mr. Ryan R. Smith	$925,000	$957,000	3.5%
Mr. Jamie M. Schnur	$730,000	$755,000	3.4%
Mr. Andrew J. Namenye	$500,000	$525,000	5.0%

Annual Cash Incentive

Under our 2023 AIP, we provide named executive officers with the opportunity to earn a cash incentive award when they deliver strong annual Company financial performance. Annual cash incentives are paid based on the Company’s achievement of annual performance goals determined by the Compensation and Human Capital Committee within the first 90 days of each year.

Annual Incentive Plan

In February 2023, the Compensation and Human Capital Committee approved the annual performance metrics, goals, and payout structure for the 2023 AIP. For 2023, the AIP again focused on one metric, Adjusted EBIT, as it is a key indicator of the strength of our business, it aligns with our local competitors and peer group, and the Compensation and Human Capital Committee believes that it drives long-term stockholder return.

The 2023 Target Incentive for Messrs. Lippert, Smith, and Schnur was increased from the prior year to align with the competitive market practice for their respective roles.

The 2023 Adjusted EBIT target goal was set at $303 million, a 31% decrease from the prior year. Anticipating softness in the market, the Compensation and Human Capital Committee lowered the 2023 Adjusted EBIT target relative to 2022 in order to more appropriately match our named executive officers’ goals with expected business performance.

Each named executive officer has the opportunity to earn his or her Target Incentive if the Company achieves the Adjusted EBIT target goal for the year. The actual payout can range from 0% to 200% of the Target Incentive for the CEO and 0% to 175% of the Target Incentives for the other named executive officers, depending on the Company’s level of achievement of the Adjusted EBIT goal as shown in the table below:

	2022 Adjusted EBIT Goal	Incentive Payout (CEO)	Incentive Payout (Other NEOs)
Below Threshold	$—	0% of Target Incentive	0% of Target Incentive
Threshold	$212,100,000	40% of Target Incentive	30% of Target Incentive
Target	$303,000,000(1)	100% of Target Incentive	100% of Target Incentive
Maximum	$348,450,000	200% of Target Incentive	175% of Target Incentive

(1)	For the 2023 AIP, the Compensation and Human Capital Committee determined that Adjusted EBIT results within 2% above or below the target goal would be paid at 100% of Target Incentive. As a result, adjusted EBIT between $296,940,000 to $309,060,000 would be paid at 100% of Target Incentive.

Under the 2023 AIP, to the extent the overall threshold for Adjusted EBIT of $303,000,000 is achieved or exceeded, the payment amount for each participant would be calculated by multiplying the participant’s Target Incentive amount by the applicable incentive payout percentage as set forth in the table above. When Adjusted EBIT performance is between inflection points set forth above, linear interpolation is used to determine the payout amount, other than results within 2% above or below the target level as noted above.

For purposes of the 2023 AIP, Adjusted EBIT means the Company’s 2023 consolidated net income adjusted for interest and taxes, and as further adjusted by the Committee for events that are unusual in nature or infrequently occurring, including, without limitation, a change in control, acquisitions, divestitures, restructuring activities, or asset write-downs, or for changes in applicable tax laws or accounting principles.

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2023 Annual Incentive Plan Determinations

In February 2024, the Committee met and determined the degree to which the Adjusted EBIT goal under the 2023 AIP was achieved. Actual Adjusted EBIT results in 2023 were $123 million, resulting in a payout level of 0% of the Target Incentive amount for all of the named executive officers. Adjusted EBIT is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

As a result of the Compensation and Human Capital Committee’s determinations as described above, the following table sets forth the cash incentive target and resulting payment amount to each named executive officer under the 2023 AIP:

Name	2023 Target Incentive	Cash Payout Under 2023 AIP	Actual as a % of Target
Mr. Jason D. Lippert	$1,443,750	$—	—%
Ms. Lillian D. Etzkorn	$472,500	$—	—%
Mr. Ryan R. Smith	$1,665,000	$—	—%
Mr. Jamie M. Schnur	$1,095,000	$—	—%
Mr. Andrew J. Namenye	$450,000	$—	—%
Mr. Brian M. Hall(1)	$540,000	$—	—%

(1) Mr. Hall’s incentive payout would have been prorated based upon the number of days he was employed by the Company in 2023.

Equity Grants

Equity grants help to align executive interests with those of our stockholders. The Compensation and Human Capital Committee uses both PSUs and RSUs in our annual equity long-term incentive grants to retain and motivate our executives to achieve long-term performance.

Annual Equity Long-Term Incentive Grants

Annual equity grants are typically made in March of each year. The following criteria are evaluated for each of our named executive officers when determining the value of his or her annual equity award:

●	Performance over the long term;

●	Performance during the prior year;

●	Long-term potential;

●	Retention considerations; and

●	Market practices for comparable positions.

In February 2023, the Compensation and Human Capital Committee approved the amounts, terms, and conditions for the equity grants to be awarded in March 2023 of PSUs and RSUs for the Company’s senior officers, including the named executive officers, pursuant to the 2018 Plan. In April 2023, the Committee approved the 2023 equity grants awarded to Ms. Etzkorn in connection with her appointment as CFO.

For each of the named executive officers, a total dollar value for the equity grant was established based on the criteria listed above (“Equity Value”). That Equity Value was converted to units based on the 15-day average trading price through the date of grant. For 2023, the Equity Value for Mr. Lippert was allocated based on a mix of approximately 68% PSUs and 32% RSUs. The mix for the other NEOs (other than Mr. Hall) was, on average, 64% PSUs and 36% RSUs.

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The PSUs awarded to the named executive officers in 2023 provide that the number of units that can be earned is based on whether and to what extent ROIC performance goals for a three-year period from January 1, 2023, through December 31, 2025, are satisfied. RSUs for all of the named executive officers vest over a three-year period, with one-third vesting each year on the anniversary of the grant date.

	2023 Annual Performance Stock Units (PSUs)	2023 Annual Restricted Stock Units (RSUs)
Definition	Notional units that will be settled in shares of LCII common stock on a one-for-one basis, if and to the extent certain performance metrics are achieved and subject to any additional vesting period	Notional units that will be settled in shares of LCII common stock following the applicable vesting dates
Performance Metric	ROIC	Time/Service
Vesting	Three-year measurement period (2023- 2025) with number of PSUs earned based on achievement of performance goals; any earned PSUs will vest on March 1, 2026	Annually over three years

Performance Stock Units:

2023 ROIC PSUs

The PSUs awarded to the named executive officers in 2023 consisted of PSUs based on the Company’s ROIC (as hereinafter defined) for the three-year period of 2023-2025 (the “2023 ROIC PSUs”). The ROIC performance goal for the three-year period was set at 18.5% (“Target”). The 2023 ROIC PSUs provide that the number of PSUs that can be earned range from 0% to 200% of the Equity Value allocated and converted to PSUs at the ROIC Target (“ROIC PSUs Target Number”) based on whether and to what extent the ROIC performance goal is met as shown in the table below:

ROIC Performance	Multiple of ROIC PSUs Target Number
12.4% (Threshold)	0.00x
14.5%	0.40x
18.5% (Target)	1.00X
22.5% (Maximum)	2.00x

If ROIC performance is between inflection points, linear interpolation will be used to determine the number of earned 2023 ROIC PSUs.

The term “ROIC,” or “Return on Invested Capital,” means Operating Profit divided by Average Invested Capital, where: (i) “Operating Profit” is the Company’s fiscal year consolidated operating profit, as detailed in the Company’s financial statements filed with the SEC; and (ii)

“Average Invested Capital” is the average of the prior year end and current year quarterly (Total Stockholders’ Equity + Indebtedness) – (Cash, Cash Equivalents, and Short-Term Investments).

“Total Stockholders’ Equity” is the Company’s total stockholders’ equity as of the particular measurement date, as detailed in the Company’s financial statements filed with the SEC.

“Indebtedness” is the Company’s indebtedness as of the particular measurement date, as detailed in the Company’s financial statements filed with the SEC.

“Cash, Cash Equivalents, and Short-Term Investments” is the sum of the cash, cash equivalents, and short-term investments as of the particular measurement date, as detailed in the Company’s financial statements filed with the SEC.

In addition, the Committee may adjust ROIC to exclude the impact of the following: (i) accretion expense; (ii) goodwill impairment; (iii) charges for reorganizing or restructuring; (iv) charges from asset write-downs; (v) acquisitions or divestitures; (vi) foreign exchange gains or losses; (vii) changes in accounting principles or tax laws, rules, or regulations; and (viii) extraordinary, unusual, transition, one-time, and/or non-recurring items as determined by the Committee from time to time.

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Restricted Stock Units

The annual RSUs granted in 2023 to the named executive officers vest over a three-year period, with one-third vesting each year on the anniversary of the grant date. The Compensation and Human Capital Committee believes the RSUs granted to our executives and team members constitute an effective incentive to achieving long-term Company success and are an important compensation component to our executives and team members. The number of RSUs granted to each named executive officer in 2023 was value-based after consideration by the Compensation and Human Capital Committee of factors and events relative to the Company’s performance, the expense related to the RSUs, resulting dilution, the element of motivation that equity awards provide, and other factors.

2023 Equity Long-Term Incentive Grant

The 2023 target value of equity grants for each named executive officer increased over the prior year to align with the competitive market practice for their respective roles.

The Equity Value awarded to each of the named executive officers, the amount allocated to PSUs and RSUs, and the conversions to number of units for PSUs at Target and RSUs based on the 15-day average trading price through the date of grant of $115.09 for Messrs. Lippert, Smith, Schnur, and Namenye and $111.54 for Ms. Etzkorn, are as follows:

Name	ROIC PSUs Target Number	ROIC PSUs Target Value	RSUs Number	RSUs Value	Target Value of Equity Grants
Mr. Jason D. Lippert	42,652	$4,400,000	20,072	$2,310,000	$7,218,750
Ms. Lillian D. Etzkorn	3,818	$425,860	3,006	$335,289	$761,149	*
Mr. Ryan R. Smith	20,897	$2,405,000	10,449	$1,202,500	$3,607,500
Mr. Jamie M. Schnur	14,589	$1,679,000	6,343	$730,000	$2,409,000
Mr. Andrew J. Namenye	6,517	$750,000	3,910	$450,000	$1,200,000

*	The number and value of Ms. Etzkorn’s RSU and PSU awards were prorated for the number of months during the calendar year 2023 during which she was employed by the Company.

PSUs Granted in Prior Years

As previously disclosed, the PSUs granted in 2021 had a two-year performance period of 2021-2022, and the PSUs granted in 2022 have a three-year performance period of 2022-2024. Due to this change from a two-year performance period to a three-year performance period, there are no outstanding PSUs that have a performance period that ended on December 31, 2023. As a result, the named executive officers could not have earned any PSUs related to a performance period ending at the end of 2023.

Mr. Hall’s RSUs and PSUs

Pursuant to the award agreements governing Mr. Hall’s outstanding RSUs and PSUs, the Compensation and Human Capital Committee determined that Mr. Hall’s termination of employment with the Company constituted an “Approved Retirement.” As a result, 3,758 unvested RSUs and 9,714 unvested earned PSUs held by Mr. Hall vested on May 19, 2023. In addition, the PSUs held by Mr. Hall for the 2022-2024 performance period have been prorated based on his employment from January 1, 2022, through May 19, 2023, and therefore he could earn a maximum of 5,864 PSUs depending on the Company’s performance during the performance period. Any such earned PSUs will vest on March 1, 2025.

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RETIREMENT SAVINGS PROGRAMS

In 2023, we provided retirement benefits to our named executive officers through the defined contribution retirement savings plan, which is the same plan available to all team members. We do not maintain any defined benefit retirement plans or other pension or profit-sharing plans.

In 2023, the Company matched a portion of contributions to the 401(k) plan up to the 2023 statutory maximum of $13,200 per team member. The aggregate amount of the Company’s contributions with respect to the named executive officers was $58,624 for 2023 (which amount includes the Company’s contribution related to Mr. Hall while he was still employed). Although our 401(k) plan permits profit-sharing contributions, the Company has not made any such contributions to the plan.

To provide a means for deferral of taxation on compensation, the Company maintains an Executive Non-Qualified Deferred Compensation Plan (the “Deferral Plan”) for certain executives, including the named executive officers. The Company does not make any contributions to the Deferral Plan but is responsible for certain costs of Deferral Plan administration, which are not significant. Pursuant to the Deferral Plan, the named executive officers are eligible to defer all or a portion of their earned base salary and incentive compensation. Each participant is fully vested in all deferred compensation and earnings on investments credited to his or her account because the Deferral Plan participant has made all the contributions. Pursuant to the Deferral Plan, payments to the participants will be made from our general unrestricted assets, and the obligations pursuant to the Deferral Plan are unfunded and unsecured.

OTHER BENEFITS

As a competitive team member benefit, we provide team member health insurance in which the named executive officers participate, the aggregate cost of which for the named executive officers was $54,700 for 2023. We also provide other team member benefits in which the named executive officers participate, including life and disability insurance, and an automobile allowance together with related expenses. We do not provide or reimburse our executives for personal use of an airplane, or for financial planning, tax preparation, or home security.

SEVERANCE

The Compensation and Human Capital Committee has approved and adopted a form of Executive Employment Agreement for senior officers that has an initial three-year term with automatic one-year renewals and that provides severance payments or other benefits under certain circumstances following termination. The Compensation and Human Capital Committee believes the Executive Employment Agreements serve as appropriate retention tools for the Company’s executives by providing security in the event of an unplanned termination of employment for reasons other than cause. Furthermore, from time to time, we examine various strategic alternatives, and the provisions of the Executive Employment Agreements are important to retain these key executives whose continued employment might be at risk for reasons other than cause. The specific terms of the Executive Employment Agreements are summarized in “Potential Payments on Termination or Change-in-Control” on page 56.

The 2018 Plan, and the related award agreements, contain provisions regarding treatment of outstanding equity awards upon a change in control of the Company and upon certain terminations of employment, as further described in “Potential Payments on Termination or Change-in-Control” on page 56.

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OTHER KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

As we look to the future of the Company, we have adopted policies to help drive sustainable growth by further aligning the financial interests of our executives and stockholders with long-term stock price performance. This will help limit excessive risk-taking and executive misconduct through stock ownership guidelines and a clawback policy, as outlined below.

Stock Ownership Guidelines

Our guidelines for ownership of the Company’s common stock include all of our named executive officers, which aligns their interests with those of our stockholders. Stock ownership guidelines are set forth as a multiple of the executive’s cash base salary as of December 31, 2023, as displayed in the following table:

Position	Stock Ownership Guideline
CEO	5 times base salary
All Other NEOs	4 times base salary

Equity interests that count toward satisfaction of the guidelines include shares owned outright by, or held in trust for the benefit of, the executive and his or her immediate family members residing in the same household, plus DSUs and RSUs (whether vested or unvested), as well as earned PSUs (whether vested or unvested). These executives are required to achieve ownership in accordance with the guidelines within three years of the date they assume their position or the date the guidelines were updated, whichever occurs later. As of December 31, 2023, all of the NEOs were in compliance with the guidelines or within the applicable three-year period.

Clawback Policy

In light of rules issued by the Securities and Exchange Commission and the New York Stock Exchange regarding clawback policies, we adopted a new Compensation Recovery Policy effective September 7, 2023 (the “Clawback Policy”). The Clawback Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by our executive officers, including our named executive officers.

The Clawback Policy applies in the case of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy provides that promptly following such an accounting restatement, the Compensation and Human Capital Committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by New York Stock Exchange listing standards.

Additionally, all awards of incentive compensation are granted subject to the 2018 Plan, which provides that the Compensation and Human Capital Committee may review any equity award if the amount, payment, or vesting of such award was based on an entry in the financial statements that is the subject of a restatement, and cancel all or any portion of such awards and require the participant to repay to the Company all or any portion of the gain realized on the exercise of equity awards and the value realized on other awards.

Impact of Tax Treatment on Compensation

Section 162(m) of the Code limits deductibility of compensation paid to certain executive officers to $1 million per covered officer in any fiscal year. The Committee believes that stockholder interests are best served if its discretion and flexibility in structuring and awarding compensation are not restricted, even though some compensation awards may result in non-deductible compensation expenses to the Company. The Committee also takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

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REPORT OF THE COMPENSATION AND HUMAN CAPITAL COMMITTEE

We have reviewed and discussed with Management the Compensation Discussion and Analysis. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our 2023 Annual Report on Form 10-K.

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SUMMARY COMPENSATION TABLE

The following table sets forth the annual compensation awarded to or earned by our named executive officers for the years ended December 31, 2023, 2022, and 2021:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Jason D. Lippert President and Chief Executive Officer	2023	$1,155,000	$7,169,980	$—	$317,863	$8,642,843
	2022	$1,100,000	$6,522,567	$2,640,000	$271,108	$10,533,675
	2021	$1,085,620	$5,245,239	$4,500,000	$162,891	$10,993,750
Lillian D. Etzkorn(4) Executive Vice President and Chief Financial Officer	2023	$364,580	$771,725	$—	$259,261	$1,395,566
Ryan R. Smith Group President - North America	2023	$925,000	$3,583,161	$—	$163,884	$4,672,045
	2022	$800,000	$2,451,043	$2,800,000	$125,288	$6,176,331
	2021	$750,000	$1,225,688	$4,375,000	$78,504	$6,429,192
Jamie M. Schnur Group Presiden - Aftermarket	2023	$730,000	$2,392,737	$—	$123,448	$3,246,185
	2022	$620,000	$1,838,252	$1,193,500	$105,074	$3,756,826
	2021	$600,000	$1,333,487	$2,100,000	$67,737	$4,101,224
Andrew J. Namenye Executive Vice President, Chief Legal Officer, and Corporate Secretary	2023	$500,000	$1,191,910	$—	$82,165	$1,774,075
	2022	$500,000	$1,186,032	$708,750	$81,027	$2,475,809
	2021	$445,578	$710,954	$743,750	$51,525	$1,951,807
Brian M. Hall(5) Former Executive Vice President and Chief Financial Officer	2023	$303,883	$—	$—	$26,210	$330,093
	2022	$525,000	$1,245,358	$826,875	$76,302	$2,689,147
	2021	$500,000	$1,078,559	$1,050,000	$60,588	$2,689,147

(1)	The amounts in this column represent the aggregate grant date fair value of the stock awards granted in that year determined in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). For a discussion of assumptions made in determining the grant date fair value, see Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The stock awards consist of, as applicable: (i) with respect to 2023, the 2023 ROIC PSUs and annual awards of RSUs; (ii) with respect to 2022, the 2022 ROIC PSUs and annual awards of RSUs; and (iii) with respect to 2021, the 2021 ROIC PSUs and annual awards of RSUs.

The amounts included in the table above for the annual equity awards that are subject to performance conditions represent the value at the grant date based on the probable outcome of the applicable performance conditions. The following table presents the grant date fair value of the performance-based stock awards included in the “Stock Awards” column and the grant date fair value of these awards assuming that the highest level of performance conditions would be achieved:

	2023 ROIC PSUs		2022 ROIC PSUs		2021 ROIC PSUs
Name	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)
Jason D. Lippert	$4,875,550	$9,751,100	$4,348,378	$8,696,756	$3,147,115	$6,294,230
Lillian D. Etzkorn	$425,860	$851,720	N/A	N/A	N/A	N/A
Ryan R. Smith	$2,388,736	$4,777,472	$1,265,011	$2,530,022	$735,355	$1,470,710
Jamie M. Schnur	$1,667,669	$3,335,338	$1,225,461	$2,450,922	$800,092	$1,600,184
Andrew J. Namenye	$744,958	$1,489,916	$741,209	$1,482,418	$426,601	$853,202
Brian M. Hall	$—	$—	$778,318	$1,556,636	$647,078	$1,294,156

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The following table presents the grant date fair value of the RSU awards included in the “Stock Awards” column:

Name	2023 Annual RSUs	2022 Annual RSUs	2021 Annual RSUs
Jason D. Lippert	$2,294,430	$2,174,189	$2,098,124
Lillian D. Etzkorn	$335,289	N/A	N/A
Ryan R. Smith	$1,194,425	$1,186,032	$490,333
Jamie M. Schnur	$725,068	$612,791	$533,395
Andrew J. Namenye	$446,952	$444,823	$284,353
Brian M. Hall	$—	$467,040	$431,481

(2)	The amounts in this column represent: (i) for 2023, bonus payment amounts earned pursuant to the 2023 AIP; (ii) for 2022, bonus payment amounts earned pursuant to the 2022 AIP; and (iii) for 2021, bonus payment amounts earned pursuant to the 2021 AIP.

(3)	Amounts shown in this column include the following payments the Company made to or on behalf of our NEOs:

Name	Year	Dividend Equivalent Unit Value(A)	401(k) Matching Contribution	Health Insurance	Other Perquisites(B)	Total All Other Compensation
	2023	$267,169	$13,200	$11,636	$25,858	$317,863
Jason D. Lippert	2022	$219,517	$12,200	$9,507	$29,884	$271,108
	2021	$127,331	$11,600	$10,849	$13,111	$162,891

Lillian D. Etzkorn	2023	$29,066	$9,162	$5,818	$215,215	$259,261

	2023	$133,516	$3,464	$11,636	$15,268	$163,884
Ryan R. Smith	2022	$82,490	$12,200	$9,507	$21,091	$125,288
	2021	$29,754	$11,600	$8,882	$28,268	$78,504
	2023	$89,159	$6,398	$11,636	$16,255	$123,448
Jamie M. Schnur	2022	$61,866	$12,200	$11,629	$19,379	$105,074
	2021	$32,371	$11,600	$11,629	$12,137	$67,737
	2023	$44,413	$13,200	$6,878	$17,674	$82,165
Andrew J. Namenye	2022	$39,916	$12,200	$6,874	$22,037	$81,027
	2021	$17,259	$11,600	$10,849	$11,817	$51,525
	2023	$—	$13,200	$7,096	$5,914	$26,210
Brian M. Hall	2022	$41,913	$12,200	$11,629	$10,560	$76,302
	2021	$26,183	$11,600	$11,629	$11,176	$60,588

(A)	Represents the dollar value of dividend equivalents credited on stock awards in the applicable year, when those amounts were not factored into the grant date fair value of the award.

(B)	Other perquisites included automobile allowance and related expenses, costs of spousal travel for Company events, long-term disability insurance, and reimbursement for relocation expenses.

(4)	Ms. Etzkorn was appointed our Executive Vice President and Chief Financial Officer effective April 17, 2023.

(5)	Beginning April 17, 2023, Mr. Hall was no longer Chief Financial Officer but remained a full-time employee of the Company in an advisory role to assist with the CFO transition until May 19, 2023. During that time, Mr. Hall continued to receive his then-current base salary. Following May 19, 2023, Mr. Hall provided transitional advisory services until July 3, 2023, and was paid $10,075 for advisory services that he provided during that time.

50	NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes the RSUs and PSUs granted to the NEOs in 2023, as well as potential payouts under the 2023 AIP:

GRANTS OF PLAN-BASED AWARDS IN 2023

			Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Date of Compensation and Human Capital Committee Approval	Threshold	Target	Maximum	Threshold		Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(4)
	03/01/23	02/21/23				—		—	—	20,072(2)	$2,294,430
Jason D. Lippert	03/01/23	02/21/23				—	(3)	42,652(3)	85,304(3)	—	$4,875,550
		02/21/23	577,500	1,443,750	2,887,500
	04/17/23	04/03/23				—		—	—	3,006(2)	$335,289
Lillian D. Etzkorn	04/17/23	04/03/23				—	(3)	3,818(3)	7,636(3)	—	$425,860
		04/03/23	141,750	472,500	826,875
	03/01/23	02/21/23						—	—	10,449(2)	$1,194,425
Ryan R. Smith	03/01/23	02/21/23				—	(3)	20,897(3)	41,794(3)	—	$2,388,736
		02/21/23	499,500	1,665,000	2,913,750
	03/01/23	02/21/23						—	—	6,343(2)	$725,068
Jamie M. Schnur	03/01/23	02/21/23				—(	(3)	14,589(3)	29,178(3)	—	$1,667,669
		02/21/23	328,500	1,095,000	1,916,250
	03/01/23	02/21/23						—	—	3,910(2)	$446,952
Andrew J. Namenye	03/01/23	02/21/23				—	(3)	6,517(3)	13,034(3)	—	$744,958
		02/21/23	135,000	450,000	787,500

Brian M. Hall		02/21/23	61,693	205,644	359,877

(1)	Amounts shown in this column represent the potential cash payout amounts under the 2023 AIP for all of the NEOs. The actual payout amounts related to 2023 performance are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)	Represents the annual grant of RSUs, which vest ratably each year on the first through the third anniversaries of the respective grant date.

(3)	Represents 2023 ROIC PSUs that would be earned depending on the level of achievement of ROIC-related performance goals over the three-year measurement period of 2023-2025. The final number of units earned could be from 0% of target for performance at the threshold level up to 200% of target for maximum performance. Earned 2023 ROIC PSUs will vest on March 1, 2026.

(4)	Amounts represent the grant date fair value of the awards determined in accordance with ASC 718. For a discussion of assumptions made in determining the grant date fair value, see Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. Amounts related to PSUs represent the value at the grant date based upon the probable outcome of the performance conditions.

52	NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

Grants of Plan-Based Awards

In February 2023, the Compensation and Human Capital Committee approved the 2023 AIP, under which participants could earn incentive compensation based on the level of achievement of certain financial performance measurements in 2023, which for 2023 was based on goals for Adjusted EBIT. In February 2023, the Compensation and Human Capital Committee approved the grant of the 2023 ROIC PSUs and the annual RSUs under the 2018 Plan to the named executive officers. For additional information regarding the 2023 AIP and these equity awards, see “Compensation Discussion and Analysis – Analysis of 2023 Compensation Decisions.”

Equity Award and Incentive Plans

On May 24, 2018, our stockholders approved the 2018 Plan, which provides that the number of shares of our Common Stock that may be the subject of awards and issued under the 2018 Plan is 1,500,000, plus shares subject to any awards outstanding as of May 24, 2018, under the LCI Industries Equity Award and Incentive Plan, as

Amended and Restated (the “2011 Plan”) that subsequently expire, are forfeited or canceled, are settled for cash, are not issued in shares, or are tendered or withheld to pay the exercise price or satisfy any tax withholding obligations related to the award. Following our stockholders’ approval of the 2018 Plan, no further awards may be made under the 2011 Plan. Executive officers and other team members of the Company and its subsidiaries and affiliates, and non-employee Directors, consultants, and others who provide substantial services to the Company and its subsidiaries and affiliates, are eligible to be granted awards under the 2018 Plan. Under the 2018 Plan, the Compensation and Human Capital Committee is authorized to grant stock options, stock appreciation rights, restricted stock awards, stock unit awards, other stock-based awards, and cash incentive awards. There were 821,703 shares of our Common Stock available for future awards under the 2018 Plan as of December 31, 2023, which number is calculated using the target number of outstanding PSU awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the number of shares of Common Stock underlying outstanding unvested equity awards held by each NEO as of December 31, 2023:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1)
	03/01/21	5,385(2)	$676,948	—	—
	03/01/22	12,795(2)	$1,608,459	—	—
Jason D. Lippert	03/01/21	48,473(3)	$6,093,541	—	—
	03/01/23	20,802(4)	$2,615,019	—	—
	03/01/22	—	—	38,385(5)	$4,825,378
	03/01/23	—	—	44,202(6)	$5,556,633

Lillian D. Etzkorn	04/17/23	3,084(4)	$387,690	—	—
	04/17/23	—	—	3,917(6)	$492,406

	03/01/21	1,258(2)	$158,143	—	—
	03/01/22	6,979(2)	$877,330	—	—
Ryan R. Smith	03/01/21	11,326(3)	$1,423,791	—	—
	03/01/23	10,829(4)	$1,361,314	—	—
	03/01/22	—	—	11,167(5)	$1,403,804
	03/01/23	—	—	21,657(6)	$2,722,501
	03/01/21	1,368(2)	$171,971	—	—
	03/01/22	3,605(2)	$453,185	—	—
Jamie M. Schnur	03/01/21	12,323(3)	$1,549,124	—	—
	03/01/23	6,574(4)	$826,418	—	—
	03/01/22	—	—	10,808(5)	$1,359,931
	03/01/23	—	—	15,119(6)	$1,900,609
	03/01/21	730(2)	$91,768	—	—
	03/01/22	2,618(2)	$329,109	—	—
Andrew J. Namenye	03/01/21	6,571(3)	$826,040	—	—
	03/01/23	4,052(4)	$509,377	—	—
	03/01/22	—	—	6,543(5)	$822,521
	03/01/23	—	—	6,754(6)	$849,045

Brian M. Hall	03/01/22	—	—	6,871(5)	$863,753

(1)	Market value determined based on the closing market price of our Common Stock on December 29, 2023 (the last trading day of 2023), of $125.71 per share, multiplied by the number of underlying shares not yet vested.

(2)	Represents RSU awards, including dividends thereon, where applicable, that vest ratably each year on the first through the third anniversaries of the respective March 1st following the grant date.

(3)	Represents PSU awards, including dividends thereon, where applicable, that were earned based on achievement of ROIC over the two-year measurement period of 2021-2022 and vest on March 1, 2024.

(4)	Represents RSU awards, including dividends thereon, where applicable, that vest ratably each year on the first through the third anniversaries of the respective grant date. See “Executive Compensation – Compensation Discussion and Analysis – Analysis of 2023 Compensation Decisions.”

(5)	Represents PSU awards, including dividends thereon, where applicable, that are earned based on achievement of ROIC over the three-year measurement period of 2022-2024 and vest on March 1, 2025.

(6)	Represents PSU awards, including dividends thereon, where applicable, that are earned based on achievement of ROIC over the three-year measurement period of 2023-2025 and vest on March 1, 2026. See “Executive Compensation – Compensation Discussion and Analysis – Analysis of 2023 Compensation Decisions.”

54	NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

OPTION EXERCISES AND STOCK VESTED

The following table presents the value realized by the NEOs on the vesting of stock-based awards in 2023. None of our NEOs hold any stock options, and therefore no stock options were exercised in 2023.

OPTION EXERCISES AND STOCK VESTED IN 2023

	Stock Awards

	Number of Shares	Value Realized
Name	Acquired on Vesting(1)	on Vesting(2)
Jason D. Lippert	81,515	$9,317,980
Lillian D. Etzkorn	—	$—
Ryan R. Smith	6,058	$692,490
Jamie M. Schnur	13,291	$1,519,294
Andrew J. Namenye	10,489	$1,198,998
Brian M. Hall	27,341	$3,077,389

(1)	Includes (a) time-based RSUs which vested in 2023 and (b) PSUs granted in 2020, including dividends thereon, where applicable, that were earned based on achievement of ROIC over the two-year measurement period of 2020-2021 and vested on March 1, 2023.

(2)	Value realized calculated by multiplying the number of shares vested by the closing price of our Common Stock as reported by the NYSE on the vesting date.

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintains an Executive Non-Qualified Deferred Compensation Plan (the “Deferral Plan”). The Company does not make any contributions to the Deferral Plan, but is responsible for certain costs of administration, which are not significant. Pursuant to the Deferral Plan, the NEOs are eligible to defer all or a portion of their earned base salary and incentive compensation. The Deferral Plan participant is fully vested in all deferred compensation and earnings credited to the participant’s account because the participant has made all the contributions. Pursuant to the Deferral Plan, payments to the participants will be made from the Company’s general unrestricted assets, and the obligations pursuant to the Deferral Plan are unfunded and unsecured.

The Deferral Plan participant’s account is deemed invested (but is not actually invested) among various deemed investment alternatives selected by the participant. The Company has elected to invest a portion of the compensation deferred by the participant in life insurance policies for the benefit of the Company. The investments within these life insurance policies track the deemed investments selected by the participant in order to generate the funds needed to make payments to the participants. The deemed investments selected by the participant determine the amount of earnings and losses that are credited to the participant’s account.

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The following table summarizes activity in the Deferral Plan for the NEOs in 2023:

NON-QUALIFIED DEFERRED COMPENSATION IN 2023

Name	Executive Contributions in 2023(1)	Aggregate Loss in 2023(2)	Aggregate Withdrawals/ Distributions in 2023	Aggregate Balance at December 31, 20233)
Jason D. Lippert	$—	$2,453,625	$—	$16,572,499(4)
Lillian D. Etzkorn	$—	$—	$—	$—
Ryan R. Smith	$500,000	$148,517	$—	$1,127,289(5)
Jamie M. Schnur	$300,000	$650,506	$—	$4,239,430(6)
Andrew J. Namenye	$—	$—	$—	$—
Brian M. Hall	$—	$65,812	$(42,385)	$404,690(7)

(1)	The executive contributions in 2023 were withheld from each NEO’s Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Amounts represent earnings on the executives’ contributions and have not been included in the Summary Compensation Table.

(3)	Amounts reported in this column previously were reported as compensation to the NEO in the Summary Compensation Table for the previous years.

(4)	Includes cumulative contributions by the participant of $10,392,419, as well as cumulative earnings of $6,180,080.

(5)	Includes cumulative contributions by the participant of $1,050,000, as well as cumulative earnings of $77,289.

(6)	Includes cumulative contributions by the participant of $2,919,950, as well as cumulative earnings of $1,602,814, and cumulative withdrawals of $283,334.

(7)	Includes cumulative contributions by the participant of $330,752, as well as cumulative earnings of $167,991, and cumulative withdrawals of $94,053.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

Executive Employment Agreements

Each of the NEOs is party to an Executive Employment Agreement with the Company. The Executive Employment Agreements have an initial three-year term with automatic one-year renewals and provide severance payments or other benefits under certain circumstances following termination.

In the event of a termination by the Company without cause (as defined in the Executive Employment Agreement) or by the executive for good reason (as defined in the Executive Employment Agreement), the executive (including each of the NEOs) would be entitled to: (i) an amount equivalent to two years of base salary (at the highest annualized rate in effect at any time within two years of the termination date)(1), (ii) an amount equivalent to two times his or her average bonus during the prior three years (with the average capped at his or her then-current base salary)(2), (iii) amounts payable under the then-current management incentive plan, (iv) accelerated vesting of time-based equity awards, (v) a lump sum amount equivalent to 12 months of COBRA premiums, and (vi) outplacement services for at least six months. The salary and bonus amounts would be paid out in equal weekly payments on the regular payroll cycle over the 24-month period following the termination.

(1)	Mr. Smith’s Executive Employment Agreement provides for an amount equivalent to three years of base salary (at the highest annualized rate in effect at any time within two years of the termination date).

(2)	Mr. Smith’s Executive Employment Agreement provides for an amount equivalent to three times his average bonus during the prior three years (with the average capped at his then-current base salary).

56	NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

In the event of a termination on account of death, the executive would be entitled to: (i) an amount equivalent to one year of base salary, (ii) incentive compensation (excluding equity awards) that the executive would have been entitled to receive at the end of the year, (iii) accelerated vesting of time-based equity awards, and (iv) performance stock awards remaining outstanding subject to their terms. The base salary portion would be paid out in equal weekly payments on the regular payroll cycle, and incentive compensation would be calculated and paid in accordance with the terms of the applicable plan.

In the event of a termination on account of disability, the executive would be entitled to: (i) the difference between the executive’s base salary and the amount of disability payments received pursuant to disability insurance provided in accordance with the agreement, for a period of one year, (ii) incentive compensation (excluding equity awards) that the executive would have been entitled to receive at the end of the year, (iii) accelerated vesting of time-based equity awards, (iv) performance stock awards remaining outstanding subject to their terms, and (v) a lump sum amount equivalent to 12 months of COBRA premiums. The base salary portion would be paid out in equal weekly payments on the regular payroll cycle, and incentive compensation would be calculated and paid in accordance with the terms of the applicable plan.

Executives must sign and not revoke a general release in favor of the Company in order to receive severance or disability amounts under the Executive Employment Agreements. The Executive Employment Agreements for each of the NEOs, excluding Mr. Smith, also include restrictive covenants with respect to non-competition and non-solicitation for a 24-month period following termination of employment and with respect to confidentiality. Mr. Smith’s Executive Employment Agreement includes restrictive covenants with respect to non-competition and non-solicitation for a 36-month period following termination of employment and with respect to confidentiality.

The 2018 Plan and Award Agreements

The 2018 Plan and the related award agreements provide for accelerated vesting under certain circumstances. All unvested RSUs would become fully vested in the event of: (i) the executive’s death or disability; (ii) an approved retirement, a termination of employment by the Company without cause, or a termination by the executive for good reason, except for RSUs with respect to which less than one year has elapsed since the grant date; (iii) a change in control of the Company in which the surviving or successor entity does not continue, assume, or replace unvested RSUs; and (iv) a termination of employment by the Company without cause or a termination by the executive for good reason within 24 months after a change in control of the Company in which the surviving or successor entity continues, assumes, or replaces unvested RSUs.

With respect to PSUs, in the event of: (a) an executive’s death or disability, (1) if that event occurs before the last day of the performance period, the target number of PSUs, prorated, will be deemed earned and will fully vest, and (2) if that event occurs after the conclusion of the performance period, a number of PSUs based on the actual level of achievement of the performance goals will be deemed earned and will fully vest; (b) an executive’s approved retirement, a termination of employment by the Company without cause, or a termination by the executive for good reason, (1) if that event occurs before the last day of the performance period, a number of PSUs based on the actual level of achievement of the performance goals, prorated, will be deemed earned and will fully vest on the scheduled vesting date, and (2) if that event occurs after the conclusion of the performance period, a number of PSUs based on the actual level of achievement of the performance goals will be deemed earned and will fully vest on the scheduled vesting date; and (c) a change in control of the Company in which the surviving or successor entity does not continue, assume, or replace unvested PSUs or a termination of employment by the Company without cause or a termination by the executive for good reason within 24 months after a change in control of the Company in which the surviving or successor entity continues, assumes, or replaces unvested PSUs, (1) if that event occurs before the last day of the performance period, the target number of PSUs, prorated, will be deemed earned and will fully vest, and (2) if that event occurs after the conclusion of the performance period, a number of PSUs based on the actual level of achievement of the performance goals will be deemed earned and will fully vest.

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POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL TABLE

The table below reflects the estimated value of compensation and benefits payable to each of the NEOs, other than Mr. Hall, upon the occurrence of certain events. The amounts in the table are based on a hypothetical termination or change in control date of December 31, 2023.

As discussed above, Mr. Hall stepped down as our Chief Financial Officer on April 17, 2023, and remained a full-time employee of the Company in an advisory role to assist with the transition of that position until May 19, 2023. Mr. Hall then provided advisory services until July 3, 2023. Mr. Hall’s compensation in 2023 is disclosed in the Summary Compensation Table above.

Under the terms of Mr. Hall’s Executive Employment Agreement, his termination of employment by mutual agreement resulted in no severance benefits being payable to him. However, pursuant to the award agreements governing Mr. Hall’s outstanding RSUs and PSUs, the Compensation and Human Capital Committee determined that Mr. Hall’s termination of employment constituted an “Approved Retirement.”

As a result, 3,758 unvested RSUs and 9,714 unvested earned PSUs held by Mr. Hall vested on May 19, 2023. Based on the closing stock price on that date, such units had an aggregate value of $1,491,931. In addition, the PSUs held by Mr. Hall for the 2022-2024 performance period have been prorated based on his employment from January 1, 2022 through May 19, 2023, and therefore he could earn a maximum of 5,864 PSUs depending on the Company’s performance against the specified goals during the 2022-2024 performance period, and any such earned PSUs will vest on March 1, 2025. Based on the closing stock price on December 29, 2023 (the last trading day of 2023), those 5,864 PSUs had a value of $737,163.

Name/Benefit	Involuntary Termination Without Cause or for Good Reason (2)	Involuntary Termination Due to Disability(3)	Involuntary Termination Due to Death	Change in Control; Awards not Assumed or Involuntary Termination Without Cause or for Good Reason Within 24 Months after a Change in Control (4)
Jason D. Lippert
Base salary	$2,310,000	$1,155,000	$1,155,000	$—
Annual bonus	$2,310,000	$—	$—	$—
Current AIP	$—	$—	$—	$—
Other benefits	$78,716	$20,280	$—	$—
Acceleration of unvested equity	$16,063,098	$15,766,590	$15,766,590	$15,766,590
Total Benefits(1)	$20,761,814	$16,941,870	$16,921,590	$15,766,590
Lillian D. Etzkorn
Base salary	$1,050,000	$525,000	$525,000	$—
Annual bonus	$—	$—	$—	$—
Current AIP	$—	$—	$—	$—
Other benefits	$58,451	$20,280	$—	$—
Acceleration of unvested equity	$551,825	$547,677	$547,677	$547,677
Total Benefits(1)	$1,660,276	$1,092,957	$1,072,677	$547,677
Ryan R. Smith
Base salary	$2,775,000	$925,000	$925,000	$—
Annual bonus	$2,775,000	$—	$—	$—
Current AIP	$—	$—	$—	$—
Other benefits	$62,540	$20,280	$—	$—
Acceleration of unvested equity	$5,663,948	$5,564,721	$5,564,721	$5,564,721
Total Benefits(1)	$11,276,488	$6,510,001	$6,489,721	$5,564,721
Jamie M. Schnur
Base salary	$1,460,000	$730,000	$730,000	$—
Annual bonus	$1,460,000	$—	$—	$—
Current AIP	$—	$—	$—	$—
Other benefits	$67,112	$20,280	$—	$—
Acceleration of unvested equity	$4,540,855	$4,453,361	$4,453,361	$4,453,361
Total Benefits(1)	$7,527,967	$5,203,641	$5,183,361	$4,453,361
Andrew J. Namenye
Base salary	$1,000,000	$500,000	$500,000	$—
Annual bonus	$1,000,000	$—	$—	$—
Current AIP	$—	$—	$—	$—
Other benefits	$68,723	$20,280	$—	$—
Acceleration of unvested equity	$2,587,657	$2,538,253	$2,538,253	$2,538,253
Total Benefits	$4,656,380	$3,058,533	$3,038,253	$2,538,253

(1)	Deferred compensation balances are not included above as the Deferral Plan participant is fully vested in all deferred compensation and earnings credited to the participant’s account because the participant has made all the contributions. For additional information regarding the NEOs’ deferred compensation balances under the Deferral Plan, see the Non-Qualified Deferred Compensation Table.

(2)	For the PSUs granted in 2023, because the NEO would receive the actual number of earned PSUs, prorated, following the end of the performance period, the accelerated amount in the table assumes that the target level of performance is achieved.

(3)	Amounts payable by the Company will be reduced by the disability payments received by the executive.

(4)	Upon involuntary termination without cause or for good reason, the NEO would also receive the base salary, annual bonus, current AIP, and other benefits as noted in the “Involuntary Termination Without Cause or for Good Reason” column.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding grants and shares available for grant under our existing equity compensation plan. All information is as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants, and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)

Equity compensation plans approved by security holders	686,207	—	639,080

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	686,207	—	639,080

(1)	Consists of DSUs, RSUs, and PSUs. The number of PSUs included in these amounts consists of (a) the actual number of unvested PSUs earned for completed performance periods as of December 31, 2023, (b) the maximum number of shares which the participant is eligible to receive if applicable performance metrics are fully achieved with respect to the PSUs granted in 2022 that will be earned depending on the level of achievement of ROIC performance goals over the three-year measurement period of 2022-2024, and (c) the maximum number of shares which the participant is eligible to receive if applicable performance metrics are fully achieved with respect to the PSUs granted in 2023 that will be earned depending on the level of achievement of ROIC performance goals over the three-year measurement period of 2023-2025. The actual number of shares that will be issued under the PSUs referenced in clauses (b) and (c) depends on the performance over the applicable performance period.

(2)	DSUs, PSUs, and RSUs do not have an exercise price and, therefore, they have been excluded from the weighted average exercise price calculation in this column.

(3)	Pursuant to the 2018 Plan, which was approved by stockholders in May 2018, the Company may grant stock options, stock appreciation rights, restricted stock awards, stock unit awards, other stock-based awards, and cash incentive awards. The number of PSUs included in the amounts in this column in the table removes from the number of securities remaining available for future issuance (a) the actual number of unvested PSUs earned for completed performance periods as of December 31, 2023 and (b) the maximum number of shares which the participant is eligible to receive if applicable performance metrics are fully achieved with respect to the PSUs described in footnote (1) above. If the target number of unearned PSU awards was used in this calculation, instead of the maximum number used in the table above, the number of shares available for grant of new awards under the 2018 Plan was 821,703 as of December 31, 2023. The 2018 Plan is the Company’s only existing equity compensation plan.

CEO PAY RATIO

We are providing the following information about the relationship of the annual total compensation of our team members and the annual total compensation of Jason D. Lippert, our President and Chief Executive Officer (“CEO”):

For 2023, our last completed fiscal year:

●	the annual total compensation of our median team member was $52,618; and

●	the annual total compensation of our CEO, as reported in the Summary Compensation Table included on page 49 of this Proxy Statement, was $8,642,843.

Based on this information for fiscal year 2023, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median team member was 164:1. We used reasonable estimates in the methodology used to identify the median team member and calculate the annual total compensation of the median team member in a manner consistent with SEC rules and guidance. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2023, our employee population consisted of approximately 10,000 U.S. team members and 1,625 non-U.S. team members. We elected to exclude all of our team members located in Tunisia (approximately 125 individuals total) from our determination of the median team member pursuant to the de minimis exemption permitted under SEC rules. The median employee was selected from an adjusted team member population of 11,625 employees (excluding our CEO).

We identified our median employee based on the total payroll earnings actually paid during fiscal year 2023 to the above-mentioned 11,625 members of our workforce (including full-time and part-time), other than our CEO, who were employed on December 31, 2023.

For purposes of determining the total payroll earnings actually paid, we included: the amount of base salary the team member received during the year, the amount of any cash incentives paid to the team member in the year (which include annual cash incentives that are generally paid in January or February for performance during the prior fiscal year), and the value of any equity grants that vested during the year based on the value of the shares on the date of vesting. We also included certain adjustments for the value of employer-provided healthcare benefits and for the annualization of pay for any team members who were employed by us for only part of the year.

Once we identified our median team member, we then determined that team member’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our NEOs for purposes of the Summary Compensation Table disclosed above. The elements included in the CEO’s total compensation are fully discussed above in the footnotes to the Summary Compensation Table.

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PAY VERSUS PERFORMANCE

The following table sets forth information regarding compensation of our CEO (referred to as our “PEO” in this section) and our other NEOs (the “Non-PEO NEOs”) on an average basis, along with total shareholder return, net income, and Adjusted EBIT for our fiscal years 2023, 2022, 2021 and 2020, as required by the SEC’s pay versus performance rules. For information regarding the Compensation and Human Capital Committee’s pay-for-performance philosophy and how executive compensation is aligned with Company performance, refer to the CD&A.

Pay Versus Performance Tables (“PVP”)

			Average SCT		Value of Initial Fixed $100			Adjusted
	SCT Total	CAP to	Total for Non-PEO	Average CAP to	Investment Based On:		Net Income	EBIT
Year	for PEO(1)	PEO(4)	NEOs(1)	Non-PEO NEOs(4)	TSR	Peer Group TSR(2)	($mm)	($mm)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$8,642,843	$6,518,542	$2,281,477	$1,577,949	$133	$108	$64	$123
2022	$10,533,675	$(2,915,608)	$3,770,625	$1,515,940	$94	$102	$395	$553
2021	$10,993,750	$24,642,255	$3,792,843	$5,626,233	$153	$151	$288	$398
2020	$9,509,751	$13,440,874	$2,299,341	$2,809,689	$124	$123	$158	$247

Legend

SCT — “Summary Compensation Table”

CAP — “Compensation Actually Paid”

TSR — “Total Shareholder Return”

(1) The following individuals are included as PEO and Non-PEO NEOs in the table above.

Years	PEO	Non-PEO NEOs
2023	Jason D. Lippert	Lillian D. Etzkorn
Ryan R. Smith
Jamie M. Schnur
Andrew J. Namenye
Brian M. Hall
Years	PEO	Non-PEO NEOs
2022 - 2020	Jason D. Lippert	Brian M. Hall
Ryan R. Smith
Jamie M. Schnur
Andrew J. Namenye

(2)	Our peer group for the calculation of TSR is the S&P Composite 1500 Auto Parts & Equipment Index, which is the industry index used in our stock price performance graph in our 2023 Annual Report to Stockholders.

(3)	Adjusted EBIT is identified as our company-selected measure. Adjusted EBIT is a non-GAAP financial measure. Refer to Appendix A to this Proxy Statement for a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure.

(4)	The following adjustments were made to adjust SCT total pay in determining CAP. No adjustments were required in respect of stock options as none were granted and included in the SCT during 2020 – 2023.

			Deductions from SCT Total		Additions or Deductions to SCT Total
NEO	Year	SCT Total	Amounts Reported in the Summary Compensation Table Stock Awards Column	Amounts Reported in the Summary Compensation Table for Pension Value ($)	Value of Equity Award Adjustments Calculated in Accordance with CAP Requirements(a)	Value of Service Cost and Prior Service Cost under the Pension Plans	CAP
	2023	$8,642,843	$(7,169,980)	—	$5,045,679	—	$6,518,542
Jason D.	2022	$10,533,675	$(6,522,567)	—	$(6,926,716)	—	$(2,915,608)
Lippert	2021	$10,993,750	$(5,245,239)	—	$18,893,744	—	$24,642,255
	2020	$9,509,751	$(5,316,527)	—	$9,247,650	—	$13,440,874
Average for	2023	$2,281,477	$(1,585,792)	—	$882,263	—	$1,577,949
Non-PEO	2022	$3,770,625	$(1,680,171)	—	$(574,514)	—	$1,515,940
NEOs	2021	$3,792,843	$(1,087,172)	—	$2,920,563	—	$5,626,233
	2020	$2,299,341	$(707,881)	—	$1,218,229	—	$2,809,689

(a) The following elements comprise the equity fair value adjustments included in CAP.

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NEO	Year	Fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	Change in fair value at FY end versus prior FY end for awards granted in any prior FY that remained outstanding	Change in fair value at vesting date versus prior FY end for awards granted in any prior FY that vested during the FY	Total Equity Adjustments Reflected in CAP
	2023	$2,523,251	$630,644	$1,891,784	$5,045,679
Jason D.	2022	$3,128,591	$(6,657,207)	$(3,398,100)	$(6,926,716)
Lippert	2021	$9,113,251	$9,213,995	$566,498	$18,893,744
	2020	$8,564,877	$1,017,350	$(334,577)	$9,247,650
Average for	2023	$596,067	$22,340	$263,856	$882,263
Non-PEO	2022	$854,897	$(1,049,842)	$(379,569)	$(574,514)
NEOs	2021	$1,888,872	$940,829	$90,862	$2,920,563
	2020	$1,101,643	$153,430	$(36,843)	$1,218,229

Relationship Between Compensation Actually Paid and Performance

The following charts show, for each of 2020, 2021, 2022, and 2023, the relationship between CAP to our PEO and to the average of our Non-PEO NEOs, to our TSR, our peer group’s TSR, our net income, and our Adjusted EBIT.

COMPENSATION ACTUALLY PAID VERSUS TOTAL SHAREHOLDER RETURN

COMPENSATION ACTUALLY PAID VERSUS NET INCOME

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COMPENSATION ACTUALLY PAID VERSUS ADJUSTED EBIT

TSR was not used as a performance measure in our 2023 annual cash incentive or equity programs. However, the fact that stock price impacts the value of outstanding and vested equity awards means that there is some relationship between CAP and our TSR performance.

Our company-selected measure is Adjusted EBIT, which was the only performance measure under our annual cash incentive program in 2023. Even with the weight of this measure in our incentive framework, there is a limited relationship with CAP. Similarly, we do not use GAAP net income in our incentive plans. Accordingly, there is a limited relationship with CAP.

Tabular List of Company Performance Measures

For the fiscal year ended December 31, 2023, Adjusted EBIT is identified as the most important financial performance measure in linking “compensation actually paid” to our performance; Adjusted EBIT was the only performance measure used in our annual cash incentive program in 2023. The other most important financial performance measure used in 2023 in linking “compensation actually paid” to our performance is ROIC; ROIC was the only performance measure used in our PSU awards granted in 2023. We only used these two financial measures in our 2023 incentive plans, so only those two are being disclosed in the following table.

Tabular List of Most Important Measures
(1) Adjusted EBIT
(2) ROIC

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TRANSACTIONS WITH RELATED PERSONS

The Company currently has nearly 12,000 team members and seeks to employ the most qualified candidates. Consequently, the Company does not preclude the hiring of family members of incumbent Directors and executive officers. The compensation of each of the following team members was established in accordance with the Company’s employment and compensation practices applicable to team members with equivalent qualifications, experience, and responsibilities.

During 2023, the Company employed Jason D. Lippert as President and Chief Executive Officer of the Company, who received total salary and incentive compensation of $8,642,843 (see “Executive Compensation – Summary Compensation Table”), and Lippert Components, Inc. employed Jarod Lippert as Chief Marketing Officer, who received total compensation of $481,576, and Jayde Lippert as Business Development Manager, who received total compensation of $127,452. Jason D. Lippert, Jarod Lippert, and Jayde Lippert, brothers, have been employed by Lippert Components, Inc. in excess of 29, 22, and 9 years, respectively.

Approval of Certain Related Person Transactions

The Corporate Governance, Nominating, and Sustainability Committee is charged with reviewing and approving or ratifying any transaction between the Company and a related person, which is required to be disclosed under the rules of the SEC. For purposes of this practice, the terms “transaction” and “related person” have the meanings contained in Item 404 of Regulation S-K. In the course of its review and approval or ratification of a transaction, the Corporate Governance, Nominating, and Sustainability Committee shall consider:

●	the nature of the related person’s interest in the transaction;

●	the material terms of the transaction, including without limitation, the amount and type of transaction;

●	the importance of the transaction to the related person;

●	the importance of the transaction to the Company;

●	whether the transaction would impair the judgment of a Director or executive officer to act in the best interest of the Company; and

●	any other matters the Committee deems appropriate, including any third-party fairness opinions or other expert review obtained by the Company in connection with the transaction.

Any Corporate Governance, Nominating, and Sustainability Committee member who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting such approval or ratification; provided, however, that such Director may be counted in determining the presence of a quorum at a meeting of the Committee which considers the transaction.

Compensation and Human Capital Committee Interlocks and Insider Participation

During a portion or all of fiscal 2023, Messrs. Deely, Gero, and Sirpilla and Mses. Henkels and Mains served on the Compensation and Human Capital Committee of our Board of Directors, all of whom are independent, non-employee Directors. No member of this Committee has had any relationship with our Company requiring disclosure in this Proxy Statement other than service as a Director. No executive officer of the Company serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation and Human Capital Committee, and there are no “interlocks,” as defined by the SEC.

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Proposal 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

SEC rules require that the Company seek a non-binding advisory vote from its stockholders to approve the compensation of our NEOs as described in this Proxy Statement.

Our executive compensation policy is designed to enable the Company to attract, motivate, and retain highly qualified senior executives who have the skills to drive our continued profitability, growth, and success by providing a competitive compensation opportunity based significantly on performance. Our intent is to provide fair and equitable compensation in a way that rewards executives for achieving specified financial goals. Our performance-related awards are structured to link a substantial portion of our executives’ total potential compensation to the Company’s performance on both a long-term and short-term basis, to recognize individual contributions, as well as overall business results, and to align executive and stockholder interests. Accordingly, we reward performance in excess of pre-established targets of, generally, Adjusted EBIT and ROIC, and we avoided establishing goals that could divert our executives’ attention from the fundamentals of effective and efficient operations. A significant portion of the total compensation paid to our NEOs is in the form of long-term equity.

At the Annual Meeting of Stockholders held on May 18, 2023, in the advisory vote, 96% of the votes cast voted in favor of the 2022 compensation. We believe the compensation program changes that we have implemented this year, and have put in place going forward, help align executive and stockholder interests. Although the vote was non-binding, the Compensation and Human Capital Committee reviewed the results of the vote and engaged in the stockholder outreach program described beginning on page 37 of this Proxy Statement.

We are requesting stockholder advisory approval of the compensation paid to our NEOs as described in this Proxy Statement, including the disclosures under “Executive Compensation – Compensation Discussion and Analysis,” the compensation tables, and the related information and discussion. The vote is intended to address the overall compensation paid to our NEOs and the policies and practices described in this Proxy Statement.

The vote is advisory and therefore not binding on the Company, the Compensation and Human Capital Committee, or the Board of Directors. However, we value the opinions of our stockholders, and we will carefully consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

For the reasons stated, the Board of Directors recommends a vote FOR the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and related information and discussion, is hereby APPROVED.”

In connection with the stockholder preference expressed at the 2023 Annual Meeting, our Board of Directors has determined that stockholder advisory votes on executive compensation will occur on an annual basis. Therefore, the next advisory vote will occur at the 2025 Annual Meeting.

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Proposal 3. RATIFICATION OF APPOINTMENT OF AUDITORS

It is proposed that the stockholders ratify the appointment by the Audit Committee of KPMG LLP (“KPMG”) as independent auditors for the purpose of auditing and reporting on the consolidated financial statements and internal control over financial reporting of the Company for the year ending December 31, 2024. KPMG is an independent registered public accounting firm. It is expected that a representative of that firm will be present at the Annual Meeting and will be afforded the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

If the holders of a majority in voting power of the outstanding shares of Common Stock which are present virtually or by proxy at the meeting and entitled to vote thereon do not approve the proposal, the Audit Committee will reconsider its choice, taking into consideration the views of the stockholders, and may, but will not be required to, appoint a different independent registered public accounting firm.

Fees for Independent Auditors

The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the fiscal years ended December 31, 2023, and 2022:

	2023	2022
Audit Fees:
Consists of fees billed for professional services rendered for the annual audit of the Company’s financial statements and for the reviews of the interim financial statements included in the Company’s Quarterly Reports	$1,785,000	$1,750,000
Audit-Related Fees:
Consists primarily of fees billed for transaction-related services	$—	$—
Tax Fees:
Consists of fees billed for tax planning and compliance, assistance with the preparation of tax returns, tax services rendered in connection with acquisitions made by the Company, and advice on other tax-related matters	$—	$—
All Other Fees:
Other Services	$—	$—
Total	$1,785,000	$1,750,000

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. The Audit Committee does not delegate to Management its responsibilities to pre-approve services performed by the independent auditors. All services performed by KPMG were approved by the Audit Committee.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) serves as a representative of the Company’s Board of Directors, and is responsible for providing independent, objective oversight of the Company’s (i) financial reporting processes and integrity of the financial statements, (ii) system of internal control, (iii) internal audit function, (iv) appointment, independence, and performance of the independent auditor, and (v) compliance with legal and regulatory requirements and ethical standards. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website at https://investors.lci1.com under “Governance.” The Audit Committee currently consists of Virginia L. Henkels (Chair), Tracy D. Graham, Stephanie K. Mains, and Kieran M. O’Sullivan, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and each of whom has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC.

Independent Registered Public Accounting Firm

In fulfilling the Audit Committee’s oversight responsibility of the external auditor, the Audit Committee reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, the auditor’s risk assessment and fraud procedures, audit fees, auditor independence matters, performance and work quality of the auditor, the auditor’s familiarity with the Company’s global operations and accounting policies and practices, lead partner selection, and auditor tenure, among other things. The Audit Committee has received the written disclosures and the letter from KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for 2023, required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. Based on this review, the Audit Committee has concluded KPMG is independent. To assist with the Committee’s annual assessment of the performance of the independent registered public accounting firm, the Audit Committee uses an evaluation framework, which includes the solicitation of feedback from members of Management and the Committee. The Audit Committee also reviews the PCAOB Inspection Report and KPMG’s U.S. Transparency Report, among other items to assess audit quality. After considering the items mentioned above, the Audit Committee appointed KPMG as the Company’s independent auditor for 2024 and believes this appointment is in the best interests of the Company and its stockholders. KPMG has served as the Company’s auditor since 1980, and the current lead audit partner has held that position since 2021.

System of Internal Control

Management is responsible for establishing and maintaining the Company’s disclosure controls and procedures and its system of internal control over financial reporting. KPMG is responsible for issuing an opinion on the effectiveness of the Company’s internal control over financial reporting. As set forth in its Charter, the Committee regularly discusses and reviews the adequacy of those controls as tested and evaluated by Management and KPMG throughout the year. The Committee acts in an oversight capacity and relies on the work and assurances of Management, other advisors retained by the Company, and KPMG’s evaluation of the effectiveness of the Company’s internal control over financial reporting.

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Financial Statements Recommendation

The Audit Committee has reviewed and discussed with Management and KPMG the Company’s audited financial statements for the year ended December 31, 2023. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also reviewed and discussed with Management and KPMG the critical audit matters; critical accounting policies, practices, and estimates; risks; significant unusual transactions; and the other matters required to be discussed by the applicable requirements of the PCAOB and the SEC. KPMG is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the PCAOB, and to issue a report thereon.

Based on the review and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

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Proposal 4. AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW

In August 2022, the State of Delaware, which is the Company’s state of incorporation, enacted legislation that enables Delaware corporations to limit the personal liability of certain of their officers for monetary damages for breach of the duty of care in certain circumstances, as permitted under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). In light of this legislation, the Board of Directors has adopted, and recommends that stockholders approve, an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”) to allow for exculpation of certain of the Company’s officers to the extent permitted by Delaware law (the “Exculpation Amendment”). The full text of the Exculpation Amendment is provided in the form of Certificate of Amendment to the Restated Certificate (the “Certificate of Amendment”) attached as Appendix B to this proxy statement.

In accordance with the DGCL, the officers who would be covered by the Exculpation Amendment include any officer who, during the course of conduct alleged to be wrongful, (i) is or was the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as one of the most highly compensated officers of the Company; or (iii) has, by written agreement with the Company, consented to being identified as an officer for purposes of accepting service of process.

The Exculpation Amendment is aligned with the narrow class and type of claims for which certain officers’ liability can be exculpated under Section 102(b)(7) of the DGCL. Accordingly, the Exculpation Amendment would only permit exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to: (i) breaches of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) any transaction in which the officer derived an improper personal benefit.

In considering whether to propose the Exculpation Amendment, the Board of Directors considered that the role of an officer (like the role of a director) often requires them to make time-sensitive decisions on critical matters that can create substantial risk of investigations, claims, actions, lawsuits, or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. The Board of Directors believes the proposed Exculpation Amendment better aligns the protections available to the Company’s officers with those currently available to the Company’s directors and would lower the risk of plaintiffs’ lawyers adding officers to direct claims relating to breaches of the duty of care, which can lead to increased litigation and insurance costs.

In addition, the Board believes that the Exculpation Amendment would better position the Company to continue to attract and retain top executive talent by providing protection against the potential exposure to liabilities and costs of defense tied to such claims. For these reasons, and taking into account the narrow class of officers and the limits on the types of claims for which those officers’ liability would be exculpated, the Board of Directors determined that approval of the Exculpation Amendment to allow for exculpation of certain of the Company’s officers is advisable and in the best interests of the Company and its stockholders.

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LIPPERT
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The Exculpation Amendment also provides that if the DGCL is amended after approval by the stockholders to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

If the stockholders approve the Exculpation Amendment, it will become effective upon the filing of the Certificate of Amendment with the Delaware

Secretary of State, which the Company anticipates doing immediately following stockholder approval. Other than the replacement of the existing Article SIXTH, the remainder of the Company’s Restated Certificate will remain unchanged after effectiveness of the Certificate of Amendment. The complete text of the proposed Exculpation Amendment is included in the form of Certificate of Amendment attached as Appendix B to this proxy statement.

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TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the only business which Management intends to present, or knows that others will present, at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the proxy solicited from holders of the Common Stock to vote the proxy on such matters in accordance with their judgment, subject to NYSE rules.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the Annual Meeting to be held in 2025, the Company must receive the written proposal at its principal executive offices on or before December 5, 2024. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Additionally, the Company’s bylaws establish an advance notice procedure relating to director nominations and stockholder proposals that are not submitted for inclusion in the Company’s Proxy Statement, but that the stockholder instead wishes to present directly at an annual meeting. To be properly brought before the Annual Meeting to be held in 2025, the stockholder must give timely written notice of the nomination or proposal to:

Corporate Secretary

LCI Industries

52567 Independence Ct.

Elkhart, Indiana 46514

To be timely, a stockholder’s notice must be delivered not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. For the Annual Meeting to be held in 2025, such notice must be delivered no earlier than January 16, 2025, and no later than February 15, 2025. In the event that the date of the annual meeting is advanced by more than 30 or delayed by more than 70 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal. A copy of the Company’s bylaws, including the advance notice requirements, may be obtained upon request to the Company’s Secretary at the address noted above.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees for the Annual Meeting to be held in 2025 must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 17, 2025.

By Order of the Board of Directors,

ANDREW J. NAMENYE

Executive Vice President, Chief Legal Officer, and Corporate Secretary

April 4, 2024

72	NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Under the Company’s 2023 AIP approved by the Compensation and Human Capital Committee for the Company’s senior officers, participants earn incentive compensation based on the results of Company financial performance measurements for the program year which, for 2023, was based on Adjusted EBIT, a non-GAAP measure. The Company defines Adjusted EBIT as consolidated net income adjusted for interest and taxes (labeled “Operating profit” on the Company’s Consolidated Statement of Income), as further adjusted by the Committee for events that are unusual in nature or infrequently occurring, including without limitation a change in control, acquisitions, divestitures, restructuring activities, or asset write-downs, or for changes in applicable tax laws or accounting principles. Adjusted EBIT is not calculated in accordance with, nor is it a substitute for, GAAP measures. The Company considers non-GAAP Adjusted EBIT as a profitability measure in evaluating and managing the Company’s operations and in evaluating the performance of its senior officers. The determination of Adjusted EBIT may not be comparable to similarly titled measures used by other companies. A reconciliation of Adjusted EBIT to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, is provided below.

(in thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021	Year Ended December 31, 2020
Net income, as reported GAAP	$64,195	$394,974	$287,739	$158,440
Add back:
Interest expense, net	$40,424	$27,573	$16,366	$13,453
Provision for income taxes	$18,809	$130,481	$94,305	$51,041
Adjusted EBIT (non-GAAP)	$123,428	$553,028	$398,410	$222,934

The Company defines EBITDA as consolidated net income, adjusted to exclude interest expense, net, provision for income taxes, depreciation expense and amortization expense, and, if applicable for a certain period, as adjusted by the Committee for events that are unusual in nature or infrequently occurring, including without limitation a change in control, acquisitions, divestitures, restructuring activities, or asset write-downs, or for changes in applicable tax laws or accounting principles. EBITDA is not calculated in accordance with, nor is it a substitute for, GAAP measures. The Company considers non-GAAP EBITDA as a profitability measure in evaluating and managing the Company’s operations and in evaluating the performance of its senior officers. The determination of EBITDA may not be comparable to similarly titled measures used by other companies. A reconciliation of EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, is provided below.

(in thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022
Net income, as reported GAAP	$64,195	$394,974
Add back:
Interest expense, net	$40,424	$27,573
Provision for income taxes	$18,809	$130,481
Depreciation expense	$74,693	$72,839
Amortiztion expense	$57,075	$56,373
EBITDA (non-GAAP)	$255,196	$682,240

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES	73

APPENDIX B

CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

LCI Industries, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	Article SIXTH of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended to read in its entirety as follows:

SIXTH: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. If Section 145 shall be repealed, the Corporation shall indemnify any persons, and to the same extent, as it would have been able to do under Section 145 in the form Section 145 existed immediately before its repeal as if it had not been repealed. The by-laws of the Corporation as adopted and amended from time to time by the Board of Directors may make any provision with respect to the indemnification permitted by this Article SIXTH in furtherance of the indemnification provisions of this Article SIXTH, provided such by-law or by-laws are not inconsistent with this Article SIXTH or Section 145, and provided further that no by-law in any way diminishes the scope or extent of the indemnification provided for in this Article SIXTH or in Section 145. No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) in the case of an officer, in any action by or in the right of the Corporation. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

2.	The amendment described herein has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by [______________________________], its [__________], this [__] day of [_______], 2024.

LCI INDUSTRIES

By:

Name:

Title:

74	NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT | LCI INDUSTRIES

LCI INDUSTRIES

LIPPERT

Copyright © 2024 Lippert
All rights reserved. No part of this publication may be reproduced, distributed, transmitted, or used in any form or by any means, including photocopying, recording, or other electronic or mechanical methods, without the prior written permission of Lippert Components, Inc.

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2024016332-RA

LCI INDUSTRIES

LCI INDUSTRIES
3501 COUNTY ROAD 6 EAST
ELKHART, IN 46514

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 15, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LCII2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33453-P05710 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LCI INDUSTRIES

The Board of Directors recommends you vote FOR the following:

Nominees:

	For	Against	Abstain
1a. Tracy D. Graham	☐	☐	☐
1b. Brendan J. Deely	☐	☐	☐
1c. James F. Gero	☐	☐	☐
1d. Virginia L. Henkels	☐	☐	☐
1e. Jason D. Lippert	☐	☐	☐
1f. Stephanie K. Mains	☐	☐	☐
1g. Linda K. Myers	☐	☐	☐
1h. Kieran M. O'Sullivan	☐	☐	☐
1i. David A. Reed	☐	☐	☐
1j. John A. Sirpilla	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	**For**	**Against**	**Abstain**
2. To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.	**For**	**Against**	**Abstain**
3. To ratify the appointment of KPMG LLP as independent auditor for the Company for the year ending December 31, 2024.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.	**For**	**Against**	**Abstain**
4. To approve an amendment to the Company's Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law.	☐	☐	☐

NOTE: In their discretion, the persons named as proxies are authorized to vote on any other business that may properly come before the 2024 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V33454-P05710

LCI INDUSTRIES
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2024

The stockholder(s) hereby appoint(s) Jason D. Lippert and Andrew J. Namenye, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of LCI Industries that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. Eastern Time, on May 16, 2024, in a virtual format only, and any adjournment or postponement thereof. Stockholders as of the close of business on March 22, 2024, the record date, may participate in and vote at the Annual Meeting by accessing www.virtualshareholdermeeting.com/LCII2024 and entering the 16-digit control number on this proxy card, notice of internet availability of proxy materials, or voting instruction form previously received. Online access to the meeting will begin at 8:55 A.M. Eastern Time on the date of the Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF THIS PROXY IS PROPERLY EXECUTED BUT NO SUCH DIRECTIONS ARE MADE, (1) THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3, AND 4, AND (2) UPON ALL OTHER MATTERS, THE PROXIES WILL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side